Exhibit 99.4  Consolidated Financial Statements

FINANCIAL STATEMENT AND SUPPLEMENTARY DATA


INDEPENDENT AUDITORS' REPORT
Board of Directors and Stockholders
The Pep Boys - Manny, Moe & Jack

We have audited the accompanying consolidated balance sheets of The Pep Boys - Manny, Moe & Jack and subsidiaries (the "Company") as of February 1, 2003 and February 2, 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended February 1, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of The Pep Boys - Manny, Moe & Jack and subsidiaries as of February 1, 2003 and February 2, 2002, and the results of their operations and their cash flows for each of the three years in the period ended February 1, 2003, in conformity with accounting principles generally accepted in the United States of America.



/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
March 13, 2003
(March 26, 2003 as to Note 14 and
 October 10, 2003 as to Note 15)


CONSOLIDATED BALANCE SHEETS                                                   The Pep Boys - Manny, Moe & Jack and Subsidiaries
(dollar amounts in thousands, except per share amounts)

                                                                                       February 1,                    February 2,
                                                                                             2003                           2002
----------------------------------------------------------------------------------------------------------------------------------
ASSETS
Current Assets:
  Cash and cash equivalents                                                           $    42,770                    $    15,981
  Accounts receivable, less allowance for
    uncollectible accounts of $422 and $725                                                17,916                         18,052
  Merchandise inventories                                                                 488,882                        519,473
  Prepaid expenses                                                                         43,746                         42,170
  Deferred income taxes                                                                    13,723                          9,303
  Other                                                                                    56,687                         52,308
  Assets held for disposal                                                                  1,146                         16,007
----------------------------------------------------------------------------------------------------------------------------------
           Total Current Assets                                                           664,870                        673,294
----------------------------------------------------------------------------------------------------------------------------------
Property and Equipment - at cost:
  Land                                                                                    264,101                        262,721
  Buildings and improvements                                                              890,898                        877,683
  Furniture, fixtures and equipment                                                       580,746                        561,000
  Construction in progress                                                                 19,450                         10,619
----------------------------------------------------------------------------------------------------------------------------------
                                                                                        1,755,195                      1,712,023
  Less accumulated depreciation and amortization                                          724,709                        653,181
----------------------------------------------------------------------------------------------------------------------------------
           Total Property and Equipment - Net                                           1,030,486                      1,058,842
----------------------------------------------------------------------------------------------------------------------------------
Other                                                                                      47,003                         15,355
Assets from discontinued operations                                                        57,551                         58,644
----------------------------------------------------------------------------------------------------------------------------------
           Total Assets                                                               $ 1,799,910                    $ 1,806,135
----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                                                                    $   200,053                    $   216,085
  Accrued expenses                                                                        232,255                        217,393
  Current maturities of long-term debt and obligations
   under capital leases                                                                   101,882                        124,615
----------------------------------------------------------------------------------------------------------------------------------
           Total Current Liabilities                                                      534,190                        558,093
----------------------------------------------------------------------------------------------------------------------------------
Long-term debt and obligations under capital leases,
 less current maturities                                                                  375,577                        544,418
Convertible long-term debt                                                                150,000                              -
Other long-term liabilities                                                                25,156                         23,880
Deferred income taxes                                                                      60,663                         57,510
Deferred gain on sale leaseback                                                             4,332                          4,444
Commitments and Contingencies
Stockholders' Equity:
  Common stock, par value $1 per share:  Authorized 500,000,000 shares;
      Issued 63,910,577                                                                    63,911                         63,911
  Additional paid-in capital                                                              177,244                        177,244
  Retained earnings                                                                       630,847                        601,944
  Accumulated other comprehensive loss                                                       (151)                             -
----------------------------------------------------------------------------------------------------------------------------------
                                                                                          871,851                        843,099

  Less cost of shares in treasury - 10,070,729 shares and 10,284,446 shares               162,595                        166,045
  Less cost of shares in benefits trust - 2,195,270 shares                                 59,264                         59,264
----------------------------------------------------------------------------------------------------------------------------------
           Total Stockholders' Equity                                                     649,992                        617,790
----------------------------------------------------------------------------------------------------------------------------------
           Total Liabilities and Stockholders' Equity                                 $ 1,799,910                    $ 1,806,135
----------------------------------------------------------------------------------------------------------------------------------

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF OPERATIONS                                         The Pep Boys - Manny, Moe & Jack and Subsidiaries
(dollar amounts in thousands, except per share amounts)

                                                                        February 1,            February 2,             February 3,
Year ended                                                                    2003                   2002                    2001
----------------------------------------------------------------------------------------------------------------------------------
Merchandise Sales                                                       $1,697,628             $1,707,190              $1,891,046
Service Revenue                                                            400,149                403,505                 444,233
----------------------------------------------------------------------------------------------------------------------------------
Total Revenues                                                           2,097,777              2,110,695               2,335,279
----------------------------------------------------------------------------------------------------------------------------------
Costs of Merchandise Sales                                               1,183,138              1,207,153               1,455,013
Costs of Service Revenue                                                   298,093                302,452                 365,990
----------------------------------------------------------------------------------------------------------------------------------
Total Costs of Revenues                                                  1,481,231              1,509,605               1,821,003
----------------------------------------------------------------------------------------------------------------------------------
Gross Profit from Merchandise Sales                                        514,490                500,037                 436,033
Gross Profit from Service Revenue                                          102,056                101,053                  78,243
----------------------------------------------------------------------------------------------------------------------------------
Total Gross Profit                                                         616,546                601,090                 514,276
----------------------------------------------------------------------------------------------------------------------------------
Selling, General and Administrative
  Expenses                                                                 504,163                497,798                 542,048
----------------------------------------------------------------------------------------------------------------------------------
Operating Profit (Loss)                                                    112,383                103,292                 (27,772)

Non-operating Income                                                         3,097                  4,623                   7,314

Interest Expense                                                            47,237                 53,709                  59,718
----------------------------------------------------------------------------------------------------------------------------------
Earnings (Loss) from Continuing Operations
  Before Income Taxes                                                       68,243                 54,206                 (80,176)

Income Tax Expense (Benefit)                                                25,251                 19,513                 (29,247)
----------------------------------------------------------------------------------------------------------------------------------
Net Earnings (Loss) from Continuing Operations                              42,992                 34,693                 (50,929)
Net Earnings (Loss) from Discontinued Operations,
  Net of Tax of $474, $361 and $(95)                                           808                    642                    (165)
Net Earnings (Loss)                                                     $   43,800             $   35,335              $  (51,094)
----------------------------------------------------------------------------------------------------------------------------------
Basic Earnings (Loss) per Share:
  Net Earnings (Loss) from Continuing Operations                        $      .83             $      .68              $    (1.00)
  Net Earnings (Loss) from Discontinued Operations,
    Net of Tax                                                                 .02                    .01                       -
----------------------------------------------------------------------------------------------------------------------------------
Basic Earnings (Loss) per Share                                         $      .85             $      .69              $    (1.00)
----------------------------------------------------------------------------------------------------------------------------------
Diluted Earnings (Loss) per Share:
  Net Earnings (Loss) from Continuing Operations                        $      .80             $      .67              $    (1.00)
  Net Earnings (Loss) from Discontinued Operations,
    Net of Tax                                                                 .02                    .01                       -
----------------------------------------------------------------------------------------------------------------------------------
Diluted Earnings (Loss) per Share                                       $      .82             $      .68              $    (1.00)
----------------------------------------------------------------------------------------------------------------------------------

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY                                The Pep Boys - Manny, Moe & Jack and Subsidiaries
(dollar amounts in thousands, except per share amounts)
                                                                                                Accumulated
                                                    Additional                                        Other                  Total
                                     Common Stock     Paid-in   Retained    Treasury Stock    Comprehensive Benefits  Stockholders'
                                    Shares   Amount   Capital   Earnings  Shares       Amount          Loss    Trust        Equity
-----------------------------------------------------------------------------------------------------------------------------------
Balance, January 29, 2000        63,910,577  $63,911   $177,247 $649,487  (10,721,208) $(173,097) $     -   $(59,264)     $658,284

Comprehensive loss -
  Net loss                                                       (51,094)
  Total Comprehensive Loss                                                                                                 (51,094)
Cash dividends ($.27 per share)                                  (13,793)                                                  (13,793)
Dividend reinvestment plan                                   (3)  (2,932)     266,564      4,304                             1,369
-----------------------------------------------------------------------------------------------------------------------------------
Balance, February 3, 2001        63,910,577   63,911    177,244  581,668  (10,454,644)  (168,793)       -    (59,264)      594,766

Comprehensive income -
  Net earnings                                                    35,335
  Total Comprehensive Income                                                                                                35,335

Cash dividends ($.27 per share)                                  (13,864)                                                  (13,864)
Exercise of stock options
  and related tax benefits                                           (94)      17,000        275                               181
Dividend reinvestment plan                                        (1,101)     153,198      2,473                             1,372
-----------------------------------------------------------------------------------------------------------------------------------
Balance, February 2, 2002        63,910,577   63,911    177,244  601,944  (10,284,446)  (166,045)       -    (59,264)      617,790

Comprehensive income -
  Net earnings                                                    43,800
  Minimum pension liability
    adjustment, net of tax                                                                           (151)
  Total Comprehensive Income                                                                                                43,649

Cash dividends ($.27 per share)                                  (13,911)                                                  (13,911)
Exercise of stock options
  and related tax benefits                                  (21)    (632)     111,000      1,792                             1,139
Dividend reinvestment plan                                   21     (354)     102,717      1,658                             1,325
-----------------------------------------------------------------------------------------------------------------------------------
Balance, February 1, 2003        63,910,577  $63,911   $177,244 $630,847  (10,070,729) $(162,595) $  (151)  $(59,264)     $649,992
-----------------------------------------------------------------------------------------------------------------------------------


See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS                                            The Pep Boys - Manny, Moe & Jack and Subsidiaries
(dollar amounts in thousands, except per share amounts)

                                                                        February 1,             February 2,            February 3,
Year ended                                                                    2003                    2002                   2001
-----------------------------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities:
     Net Earnings (Loss)                                                $   43,800               $  35,335              $ (51,094)
     Net Earnings (Loss) from discontinued operations                          808                     642                   (165)
-----------------------------------------------------------------------------------------------------------------------------------
     Net Earnings (Loss) from continuing operations                         42,992                  34,693                (50,929)
     Adjustments to Reconcile Net Earnings (Loss) to Net Cash
       Provided by Continuing Operations:
        Depreciation and amortization                                       75,933                  80,990                 95,507
        Deferred income taxes                                               (1,176)                  7,424                (24,575)
        Deferred gain on sale leaseback                                       (112)                    (26)                     -
        Accretion of bond discount                                               -                   3,256                  6,425
        Loss on assets held for disposal                                       826                   2,349                 53,740
        Loss on asset impairment                                                 -                       -                  2,547
        (Gain) Loss from sale of assets                                     (1,909)                 (1,096)                 3,751
        Gain from extinguishment of debt                                         -                    (755)                (2,985)
     Changes in operating assets and liabilities:
        (Increase) Decrease in accounts receivable, prepaid expenses
           and other                                                       (13,031)                (17,206)                10,733
        Decrease in merchandise inventories                                 30,591                  28,262                 35,163
        (Decrease) Increase in accounts payable                            (16,032)                 11,330               (115,311)
        Increase (Decrease) in accrued expenses                             14,145                  11,734                 (2,160)
        Increase in other long-term liabilities                              1,276                   2,226                  1,056
-----------------------------------------------------------------------------------------------------------------------------------
           Net Cash Provided by Continuing Operations                      133,503                 163,181                 12,962
           Net Cash Provided by Discontinued Operations                      4,897                   4,712                  6,629
-----------------------------------------------------------------------------------------------------------------------------------
           Net Cash Provided by Operating Activities                       138,400                 167,893                 19,591
-----------------------------------------------------------------------------------------------------------------------------------
Cash Flows from Investing Activities:
        Capital expenditures from continuing operations                    (41,889)                (23,361)               (51,244)
        Capital expenditures from discontinued operations                   (2,022)                 (2,014)                (6,092)
        Proceeds from sales of assets                                       11,058                  26,760                 14,380
-----------------------------------------------------------------------------------------------------------------------------------
           Net Cash (Used in) Provided by Investing Activities             (32,853)                  1,385                (42,956)
-----------------------------------------------------------------------------------------------------------------------------------
Cash Flows from Financing Activities:
        Net (payments) borrowings under line of credit
          agreements                                                       (70,295)                (56,876)               117,535
        Repayment of life insurance policy loan                            (20,686)                      -                      -
        Payments on capital lease obligations                                 (642)                      -                      -
        Reduction of long-term debt                                       (121,938)                (18,571)               (75,028)
        Reduction of convertible debt                                            -                (161,056)               (17,208)
        Net proceeds from issuance of notes                                146,250                  87,522                      -
        Dividends paid                                                     (13,911)                (13,864)               (13,793)
        Proceeds from exercise of stock options                              1,139                     181                      -
        Proceeds from dividend reinvestment plan                             1,325                   1,372                  1,369
-----------------------------------------------------------------------------------------------------------------------------------
           Net Cash (Used in) Provided by Financing Activities             (78,758)               (161,292)                12,875
-----------------------------------------------------------------------------------------------------------------------------------
Net Increase (Decrease) in Cash                                             26,789                   7,986                (10,490)
Cash and Cash Equivalents at Beginning of Year                              15,981                   7,995                 18,485
-----------------------------------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents at End of Year                                $   42,770              $   15,981              $   7,995
-----------------------------------------------------------------------------------------------------------------------------------
Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for:
     Income taxes                                                       $   22,856              $    6,570              $       -
     Interest, net of amounts capitalized                                   44,840                  47,081                 53,415

Non-cash financing activities:
     Equipment capital leases                                                1,301                      88                      -
-----------------------------------------------------------------------------------------------------------------------------------

See notes to consolidated financial statements.

THE PEP BOYS - MANNY, MOE & JACK AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended February 1, 2003, February 2, 2002 and February 3, 2001 (dollar amounts in thousands, except per share amounts)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS The Pep Boys - Manny, Moe & Jack and subsidiaries (the "Company") is engaged principally in the retail sale of automotive parts and accessories, automotive maintenance and service and the installation of parts through a chain of stores. The Company currently operates stores in 36 states and Puerto Rico.

FISCAL YEAR END The Company's fiscal year ends on the Saturday nearest to January 31. Fiscal 2002 and 2001 were comprised of 52 weeks, while fiscal 2000 was comprised of 53 weeks.

PRINCIPLES OF CONSOLIDATION The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated.

USE OF ESTIMATES The preparation of the Company's consolidated financial statements in conformity with accounting principles generally accepted in the United States necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

MERCHANDISE INVENTORIES Merchandise inventories are valued at the lower of cost (last-in, first-out) or market. If the first-in, first-out method of valuing inventories had been used by the Company, the inventory valuation difference would have been immaterial on both February 1, 2003 and February 2, 2002.

CASH AND CASH EQUIVALENTS Cash equivalents include all short-term, highly liquid investments with a maturity of three months or less when purchased.

PROPERTY AND EQUIPMENT Property and equipment are recorded at cost. Depreciation and amortization are computed using the straight-line method over the following estimated useful lives: building and improvements, 5 to 40 years; furniture, fixtures and equipment, 3 to 10 years.

SOFTWARE CAPITALIZATION In 1998, the Company adopted Statement of Position
(SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." In accordance with this standard, certain direct development costs associated with internal-use software are capitalized, including external direct costs of material and services, and payroll costs for employees devoting time to the software projects. These costs are amortized over a period not to exceed five years beginning when the asset is substantially ready for use. Costs incurred during the preliminary project stage, as well as maintenance and training costs, are expensed as incurred.

CAPITALIZED INTEREST Interest on borrowed funds is capitalized in connection with the construction of certain long-term assets. Capitalized interest amounted to $44, $1 and $489 in fiscal 2002, 2001 and 2000, respectively.

REVENUE RECOGNITION The Company recognizes revenue from the sale of merchandise at the time the merchandise is sold. Service revenues are recognized upon completion of the service. The Company records revenue net of an allowance for estimated future returns. Return activity is immaterial to revenue and results of operations in all periods presented.

WARRANTY RESERVE The Company provides warranties for both its merchandise sales and service labor. Warranties for merchandise are generally covered by its vendors, with the Company covering any costs above the vendor's stipulated allowance. Service labor warranties are covered in full by the Company on a limited lifetime basis. The Company establishes its warranty reserves based on historical data of warranty transactions.

Components of the reserve for warranty costs for fiscal years ending February 1, 2003 and February 2, 2002 are as follows:


------------------------------------------------------------------------
Beginning balance at February 3, 2001                     $        553

Additions related to current year sales                         12,006

Warranty costs incurred in current year                        (10,282)

Adjustments to accruals related to
  prior year sales                                                   -
------------------------------------------------------------------------
Ending Balance at February 2, 2002                               2,277

Additions related to current year sales                          8,813

Warranty costs incurred in current year                        (10,179)

Adjustments to accruals related to
  prior year sales                                                   -
------------------------------------------------------------------------
Ending Balance at February 1, 2003                        $        911
------------------------------------------------------------------------


SERVICE REVENUE Service revenue consists of the labor charge for installing merchandise or maintaining or repairing vehicles, excluding the sale of any installed parts or materials.

COSTS OF REVENUES Costs of merchandise sales include the cost of products sold, buying, warehousing and store occupancy costs. Costs of service revenue include service center payroll and related employee benefits and service center occupancy costs. Occupancy costs include utilities, rents, real estate and property taxes, repairs and maintenance and depreciation and amortization expenses.

PENSION EXPENSE The Company reports all information on its pension and savings plan benefits in accordance with Statement of Financial Accounting Standards
(SFAS) No. 132, "Employers' Disclosure about Pensions and Other Postretirement Benefits."

INCOME TAXES The Company uses the liability method of accounting for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Under the liability method, deferred income taxes are determined based upon enacted tax laws and rates applied to the differences between the financial statement and tax bases of assets and liabilities.

ADVERTISING The Company expenses the production costs of advertising the first time the advertising takes place. The Company nets cooperative advertising reimbursements against costs incurred. Net advertising expense for fiscal 2002, 2001 and 2000 was $11,733, $6,828 and $0, respectively. No advertising costs were recorded as assets as of February 1, 2003 or February 2, 2002.

STORE OPENING COSTS The costs of opening new stores are expensed as incurred.

IMPAIRMENT OF LONG-LIVED ASSETS The Company accounts for impaired long-lived assets in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This standard prescribes the method for asset impairment evaluation for long-lived assets and certain identifiable intangibles that are either held and used or to be disposed of. The Company evaluates the ability to recover long-lived assets whenever events or circumstances indicate that the carrying value of the asset may not be recoverable. In the event assets are impaired, losses are recognized to the extent the carrying value exceeds the fair value. In addition, the Company reports assets to be disposed of at the lower of the carrying amount or the fair market value less selling costs.

During fiscal 2000, the Company, as a result of its ongoing review of the performance of its stores, identified certain stores whose cash flow trend indicated that the carrying value may not be fully recoverable. An impairment charge of $5,735 was recorded in fiscal 2000 for these stores. The charge is currently presented in cost of merchandise sales and net earnings (loss) from discontinued operations as $2,547 and $3,188 ($2,024, net of tax), respectively. The charge reflects the difference between carrying value and fair value. Fair value was based on sales of similar assets or other estimates of fair value developed by Company management. Management's judgment is necessary to estimate fair value. Accordingly, actual results could vary from such estimates.

EARNINGS PER SHARE Earnings per share for all periods have been computed in accordance with SFAS No. 128, "Earnings Per Share." Basic earnings per share is computed by dividing earnings by the weighted average number of common shares outstanding during the year. Diluted earnings per share is computed by dividing earnings by the weighted average number of common shares outstanding during the year plus the assumed conversion of dilutive convertible debt and incremental shares that would have been outstanding upon the assumed exercise of dilutive stock options.

ACCOUNTING FOR STOCK-BASED COMPENSATION At February 1, 2003, the Company has two stock-based employee compensation plans, which are described in full in
Note 10, "Stock Option Plans." The Company accounts for those plans under the recognition and measurement principles of Accounting Principles Board (APB) No. 25, "Accounting for Stock Issued to Employees," and related interpretations. No stock-based employee compensation cost is reflected in net earnings, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net earnings and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," to stock-based employee compensation:



                                                February 1,         February 2,           February 3,
                                                      2003                2002                  2001
-----------------------------------------------------------------------------------------------------------
Net earnings (loss):
    As reported                                   $ 43,800            $ 35,335              $ (51,094)
      Less:  Total stock-based compensation
             expense determined under fair
             value-based method, net of tax         (3,510)             (3,892)                (4,217)
-----------------------------------------------------------------------------------------------------------
    Pro forma                                     $ 40,290            $ 31,443              $ (55,311)
-----------------------------------------------------------------------------------------------------------

Net earnings (loss) per share:

Basic:

    As reported                                   $    .85            $    .69              $  (1.00)
    Pro forma                                     $    .78            $    .62              $  (1.08)
-----------------------------------------------------------------------------------------------------------

Diluted:

    As reported                                   $    .82            $    .68              $  (1.00)
    Pro forma                                     $    .75            $    .61              $  (1.08)
-----------------------------------------------------------------------------------------------------------

The fair value of each option granted during fiscal 2002, 2001 and 2000 is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:



-------------------------------------------------------------------------------
                                  February 1,   February 2,   February 3,
Year ended                              2003          2002          2001
-------------------------------------------------------------------------------
Dividend yield                         1.44%         1.29%          .90%
Expected volatility                      41%           39%           40%
Risk-free interest rate range:
  high                                  5.4%          5.5%          6.7%
  low                                   2.3%          2.8%          5.8%

Ranges of expected lives in years       4-8           4-8           4-8
-------------------------------------------------------------------------------

COMPREHENSIVE INCOME Comprehensive income is reported in accordance with SFAS No. 130, "Reporting Comprehensive Income." Other comprehensive income includes minimum pension liability adjustments.

ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES The Company accounts for derivative instruments and hedging activities in accordance with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137 and SFAS No. 138. This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value.

GUARANTOR'S ACCOUNTING AND DISCLOSURE REQUIREMENTS FOR GUARANTEES In November 2002, the Financial Accounting Standards Board (FASB) issued Financial Interpretation Number (FIN) 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 elaborates on the disclosures to be made by a guarantor in its financial statements regarding certain guarantees that it has issued, and requires the guarantor to recognize, at the inception of the guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. In addition, FIN 45 requires a reconciliation of changes in an entity's product warranty liabilities.

SEGMENT INFORMATION The Company reports segment information in accordance with SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." The Company operates in one industry, the automotive aftermarket. In accordance with SFAS No. 131, the Company aggregates all of its stores and reports one operating segment.

Sales from continuing operations by major product categories are as follows:


                                February 1,          February 2,             February 3,
Year ended                            2003                 2002                    2001
----------------------------------------------------------------------------------------
Parts and accessories           $1,362,112           $1,357,603              $1,494,100
Tires                              335,516              349,587                 396,946
----------------------------------------------------------------------------------------
Total merchandise sales          1,697,628            1,707,190               1,891,046

Service                            400,149              403,505                 444,233
----------------------------------------------------------------------------------------
Total Revenues                  $2,097,777           $2,110,695              $2,335,279
========================================================================================

Parts and accessories includes batteries, new and rebuilt parts, chemicals, mobile electronics, tools, and various car, truck, van and sport utility vehicle accessories as well as other automotive related items. Service consists of the labor charge for installing merchandise or maintaining or repairing vehicles.

RECENTLY ADOPTED ACCOUNTING STANDARDS In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure." SFAS No. 148 amends the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends SFAS No. 123 to require more prominent and frequent disclosures in financial statements pertaining to the effect on reported net income with respect to stock-based compensation. These provisions are effective for fiscal years ending after December 15, 2002. The Company adopted the provisions of SFAS No. 148 with respect to the disclosure requirements in the fourth quarter of fiscal 2002.

In November 2002, the FASB issued FIN 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 elaborates on the disclosures to be made by a guarantor in its financial statements regarding certain guarantees that it has issued, and requires the guarantor to recognize, at the inception of the guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. In addition, FIN 45 requires a reconciliation of changes in an entity's product warranty liabilities. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company has adopted this statement in the fourth quarter of fiscal 2002 with no material effect on its consolidated financial statements.

In November 2002, the Emerging Issues Task Force (EITF) reached a consensus on EITF 02-16, "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor." This consensus addresses the accounting issues pertaining to cash consideration received by a reseller from a vendor, and is applicable for new arrangements or modification of existing arrangements entered into after December 31, 2002. The Company has adopted the provisions of this consensus in the fourth quarter of fiscal 2002 with no material effect on its consolidated financial statements.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 replaces EITF 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)."
SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred instead of at the date an entity commits to an exit plan. SFAS No. 146 will be effective for exit or disposal activities that are initiated after December 31, 2002. The Company has adopted this statement in the fourth quarter of fiscal 2002 with no material effect on its consolidated financial statements.

In fiscal 2001, the EITF issued EITF 01-09, "Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products)." This consensus deals with accounting for certain types of sales incentives and other consideration offered by companies to their customers. This consensus is effective in fiscal years beginning after December 15, 2001. The Company adopted this statement in the first quarter of fiscal 2002 with no material effect on its consolidated financial statements.

In August 2001, FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This SFAS supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the Disposal of a Segment of a Business." SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. The Company adopted this statement in the first quarter of fiscal 2002 with no material effect on its consolidated financial statements.

In June 2001, the FASB issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." Under SFAS 141, all business combinations should be accounted for using the purchase method of accounting; use of the pooling-of-interests method is prohibited. The provisions of the statement apply to all business combinations initiated after June 30, 2001. SFAS 142 applies to all acquired intangible assets whether acquired singly, as part of a group, or in a business combination. Adoption of SFAS 142 will result in ceasing amortization of goodwill. All of the provisions of the statement are effective in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized in an entity's statement of financial position at that date, regardless of when those assets were initially recognized. The Company adopted this statement in the first quarter of fiscal 2002 with no material effect on its consolidated financial statements as it does not have goodwill or other acquired tangible assets on its consolidated balance sheet.

NEW ACCOUNTING STANDARDS In January 2003, the FASB issued Financial Interpretation Number (FIN) 46, "Consolidation of Variable Interest Entities." FIN 46, an interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," changes the criteria by which one company includes another entity in its consolidated financial statements. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of any expected losses from the variable interest entity's activities, is entitled to receive any expected residual returns of the variable interest entity, or both. FIN 46 applies immediately to variable interest entities created after January 31, 2003, and applies in the first fiscal year or interim period beginning after June 15, 2003, for variable interest entities created prior to February 1, 2003. The Company adopted this statement for variable interest entities created after January 31, 2003 in the fourth quarter of 2002 with no material effect on its consolidated financial statements. On August 1, 2003 the Company refinanced its real estate operating lease facility, which qualified as a variable interest entity into a new entity. The Company has evaluated this leasing transaction in accordance with FIN 46 and has determined it does not have to consolidate this leasing entity. The Company will adopt this statement for variable interest entities created prior to January 31, 2003 in the third quarter of 2003 with no material effect on its consolidated financial statements. See Note 15 to the Consolidated Financial Statements for information regarding subsequent events related to leasing.

In May 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements
No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." As a result of rescinding FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," gains and losses from extinguishment of debt should be classified as extraordinary items only if they meet the criteria of APB Opinion No. 30, "Reporting the Results of Operations." This statement also amends FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. Additional amendments include changes to other existing authoritative pronouncements to make various technical corrections, clarify meanings or describe their applicability under changed conditions. For the fiscal years ended February 1, 2003, February 2, 2002 and February 3, 2001, the Company previously recognized extraordinary items pertaining to the extinguishment of debt, net of tax, of $(239), $(765), and $2,054, respectively. Reclassifications for these items have been made for all periods presented.

In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 addresses accounting standards for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs and is effective for fiscal years beginning after June 15, 2002. The Company will adopt the provisions of SFAS No. 143 in the first quarter of fiscal 2003, and will recognize an asset of $2,844, accumulated depreciation of $2,247, a liability of $4,540 and a cumulative effect of a change in accounting principle before taxes of $3,943 ($2,484, net of tax) on its consolidated financial statements.

RECLASSIFICATIONS The Company has made reclassifications to the consolidated financial statements and notes thereto to reflect the discontinued operations presentation required by the subsequent events described in Note 15 "Subsequent Events - Discontinued Operations". The Company has also reclassified previously recognized extraordinary items pertaining to the extinguishment of debt. Certain reclassifications have been made to the prior years' consolidated financial statements to provide comparability with the current year's presentation.


NOTE 2 - DEBT


LONG-TERM DEBT
------------------------------------------------------------------------------------------------------------

                                                         February 1, 2003                 February 2, 2002
------------------------------------------------------------------------------------------------------------
Medium-term notes, 6.7% to 6.9%, due
   March 2004 through March 2006                                 $100,000                         $100,000

7% notes due June 2005                                            100,000                          100,000

6.92% Term enhanced remarketable securities,
   due July 2016                                                  100,000                          100,000

6.625% notes due May 2003                                          75,000                           75,000

Medium-term notes, 6.4% to 6.7%, due
   November 2004 through September 2007                            51,215                          144,005

Senior secured credit facility, payable
   through July 2003 and July 2006                                 42,588                           71,625

Other notes payable, 3.8% to 8%                                     7,361                            7,472

Capital lease obligations, payable
   through July 2004                                                  748                               89

Revolving credit agreement                                            547                           70,842
------------------------------------------------------------------------------------------------------------
                                                                  477,459                          669,033
Less current maturities                                           101,882                          124,615
------------------------------------------------------------------------------------------------------------

Total Long-Term Debt                                             $375,577                         $544,418
------------------------------------------------------------------------------------------------------------

In January 2003, the Company reclassified $6,000 of other notes payable, due January 1, 2004, to current liabilities on the consolidated balance sheet.

In the third quarter of fiscal 2002, the Company retired $42,875 aggregate principal amount of the remaining $43,005 of the Medium-Term Notes with an original maturity date of September 2007. These notes were redeemed at the option of the holders.

In the second quarter of fiscal 2002, the Company reclassified the $75,000, 6.625% notes with a stated maturity date of May 15, 2003 to current liabilities on the consolidated balance sheet.

In the second quarter of fiscal 2002, the Company retired $49,915 aggregate principal amount of the $50,000 Medium-Term Note with an original maturity date of July 2007. These notes were redeemed at the option of the holders.


In June 2001, the Company obtained $90,000 in a Senior Secured Credit Facility. The Facility, which is secured by certain equipment and real estate with a total book value as of February 1, 2003 of $89,960, was issued in two tranches. Tranche A is a term loan for $45,000 with an interest rate based on London Interbank Offered Rate (LIBOR) plus 3.65%. Tranche A is structured as a two-year term loan payable in equal installments with the final payment due in fiscal 2003. The weighted average interest rate on Tranche A was 5.5% at February 1, 2003 and 6.7% at February 2, 2002. Tranche B is a term loan for $45,000 with an interest rate of LIBOR plus 3.95%. Tranche B is structured as a five-year term loan payable in equal installments with the final payment due in 2006. The weighted average interest rate on Tranche B was 5.8% at February 1, 2003 and 6.9% at February 2, 2002. The Senior Secured Credit Facility is subject to certain financial covenants.

In September 2000, the Company entered into a new revolving credit agreement. The new revolving credit agreement provides up to $225,000 of borrowing availability, which is collateralized by inventory and accounts receivable. Funds may be drawn and repaid anytime prior to September 10, 2004. Sixty days prior to each anniversary date, the Company may request and, upon agreement with the bank, extend the maturity of this facility an additional year. The interest rate on any loan is equal to the LIBOR plus 1.75%, and increases in 0.25% increments as the excess availability falls below $50,000. The revolver is subject to financial covenants. This revolver replaces the previous revolver the Company had with nine major banks, which provided up to $200,000 in borrowings. The weighted average interest rate on borrowings under the revolving credit agreement was 3.8% and 6.2% at February 1, 2003 and February 2, 2002, respectively.

In June 2000, the Company repurchased $5,995 face value of the $49,000 Medium-Term Note.

In February 1998, the Company established a Medium-Term Note program which permitted the Company to issue up to $200,000 of Medium-Term Notes. Under this program the Company sold $100,000 principal amount of Senior Notes, ranging in annual interest rates from 6.7% to 6.9% and due March 2004 and March 2006. Additionally, in July 1998, under this note program, the Company sold $100,000 of Term Enhanced Remarketable Securities with a stated maturity date of July 2017. The Company also sold a call option with the securities, which allows the securities to be remarketed to the public in July 2006 under certain circumstances. If the securities are not remarketed, the Company will be obligated to repay the principal amount in full in July 2017. The level yield to maturity on the securities is approximately 6.85% and the coupon rate is 6.92%.

The other notes payable have a weighted average interest rate of 5.7% at February 1, 2003 and 4.9% at February 2, 2002, and mature at various times through August 2016. Certain of these notes are collateralized by land and buildings with an aggregate carrying value of approximately $7,116 and $7,260 at February 1, 2003 and February 2, 2002, respectively.





CONVERTIBLE DEBT
----------------------------------------------------------------------------------

                                     February 1, 2003             February 2, 2002
----------------------------------------------------------------------------------
4.25% Senior convertible notes,
   due June 2007                     $150,000                      $      -

Less current maturities                     -                             -
----------------------------------------------------------------------------------

Total Long-Term Convertible Debt     $150,000                      $      -
----------------------------------------------------------------------------------

On May 21, 2002, the Company issued $150,000 aggregate principal amount of 4.25% Convertible Senior Notes due June 1, 2007. The notes are unsecured and jointly and severally guaranteed by the Company's wholly-owned direct and indirect operating subsidiaries, The Pep Boys Manny Moe & Jack of California, Pep Boys - Manny, Moe & Jack of Delaware, Inc. and Pep Boys - Manny, Moe & Jack of Puerto Rico, Inc. The notes may be converted into shares of Pep Boys common stock at any time prior to their maturity unless they have been previously repurchased or redeemed by the Company. The conversion rate is 44.6484 shares per each $1,000 principal amount of notes, equivalent to a conversion price of approximately $22.40 per share. Interest on the notes is payable by the Company on June 1 and December 1 of each year, beginning December 1, 2002.

In fiscal 2001, the Company repurchased the remaining $241,504 face value of its Liquid Yield Option Notes (LYONs). The book value of the repurchased LYONs was $161,812.

In fiscal 2000, the Company repurchased $30,200 face value of its LYONs. The book value of the repurchased LYONs was $19,226.

On September 20, 1996, the Company issued $271,704 principal amount (at maturity) of LYONs with a price to the public of $150,000. The net proceeds to the Company were $146,250. These notes were retired in fiscal 2001 as stated above.

Several of the Company's debt agreements require the maintenance of certain financial ratios and compliance with covenants. Approximately $37,319 of the Company's net worth was not restricted by these covenants as of February 1, 2003. The Company was in compliance with all such ratios and covenants at February 1, 2003.

The annual maturities of all long-term debt and capital lease commitments for the next five years are:



                               Long-Term         Capital
Year                                Debt         Leases              Total
------------------------------------------------------------------------------

2003                           $ 101,183         $   699         $ 101,882
2004                             117,562              49           117,611
2005                             109,017               -           109,017
2006                             148,468               -           148,468
2007                             150,235               -           150,235
Thereafter                           246               -               246
------------------------------------------------------------------------------
Total                          $ 626,711         $   748         $ 627,459
------------------------------------------------------------------------------

The Company was contingently liable for outstanding letters of credit in the amount of approximately $42,879 at February 1, 2003. The Company was also contingently liable for surety bonds in the amount of approximately $9,375 at February 1, 2003.

See Note 15 to the consolidated financial statements for information regarding subsequent events related to debt and credit facilities.

NOTE 3 - ACCRUED EXPENSES

The Company's accrued expenses for fiscal years ended February 1, 2003 and February 2, 2002 were as follows:



                                February 1,     February 2,
Year ended                            2003            2002
-----------------------------------------------------------

Medical and casualty insurance   $ 124,571       $ 111,136
Accrued compensation and
  related taxes                     49,923          45,494
Other                               57,761          60,763
-----------------------------------------------------------
Total                            $ 232,255       $ 217,393
-----------------------------------------------------------

NOTE 4 - LEASE AND OTHER COMMITMENTS

In May 2001, the Company sold certain operating assets for $14,000. The assets were leased back from the purchaser in a lease structured as a one-year term with three one-year renewal options. The resulting lease is being accounted for as an operating lease and the gain of $3,817 from the sale of the certain operating assets is deferred until the lease term is completed and the residual guarantee is satisfied, at which time the gain will be recorded in costs of merchandise sales and costs of service revenue on the consolidated statement of operations.

In January 2001, the Company sold certain assets for $10,464. The assets were leased back from the purchaser on a month to month renewable term basis with a residual guarantee given by the Company at the end of the lease term. The resulting lease is being accounted for as an operating lease and the gain of $593 from the sale of the certain assets is deferred until the lease term is completed and the residual guarantee is satisfied, at which time the gain will be recorded in costs of merchandise sales on the consolidated statement of operations.

In September 2000, the Company entered into a $143,000 real estate operating lease facility with leased property trusts, established as an unconsolidated special-purpose entity. The real estate operating lease facility, which has an interest rate of LIBOR plus 1.85%, replaces $143,000 of leases, which had an interest rate of LIBOR plus 2.27%. The Company, as a result of replacing the existing operating leases, recorded a pretax charge to fiscal 2000 earnings of $1,630 of unamortized lease costs, which was recorded in the costs of merchandise sales section of the consolidated statement of operations. The $143,000 real estate operating lease facility has a four-year term with a guaranteed residual value. At February 1, 2003, the Company had approximately $132,000 of real estate leased under the facility and the maximum amount of the residual guarantee relative to the real estate under the lease is approximately $92,372. The Company expects the fair market value of the leased real estate, subject to the purchase option or sale to a third party, to substantially reduce or eliminate the Company's payment under the residual guarantee at the end of the lease term.

The Company leases certain property and equipment under operating leases and capital leases which contain renewal and escalation clauses. Future minimum rental commitments for noncancelable operating leases and capital leases in effect as of February 1, 2003 are shown in the table below. All amounts are exclusive of lease obligations and sublease rentals applicable to stores for which reserves in conjunction with the Profit Enhancement Plan have previously been established. The aggregate minimum rental commitments for such leases having terms of more than one year are approximately:


-------------------------------------------------------------------------------
                                       Operating         Capital
Year                                   Leases            Leases
-------------------------------------------------------------------------------

2003                                  $ 46,640          $    734
2004                                    43,485                49
2005                                    36,634                 -
2006                                    36,487                 -
2007                                    36,313                 -
Thereafter                             301,081                 -
                                      --------          --------
Aggregate minimum lease commitments   $500,640               783
                                      ========
Less:  Interest on capital leases                             35
                                                         -------
Present Value of Net Minimum Lease
 Commitments                                            $    748
                                                        ========
-------------------------------------------------------------------------------

Rental expenses incurred for operating leases in fiscal 2002, 2001 and 2000 were $64,266, $64,434 and $63,206, respectively.

In October 2001, the Company entered into a contractual commitment to purchase media advertising services with equal annual purchase requirements totaling $39,773 over four years. As of February 1, 2003, the Company was obligated to purchase an outstanding balance of $23,393. The minimum required purchases for each of the remaining three years of this commitment are as follows: 2003 - $5,993; 2004 - $9,943; 2005 - $7,457.

The Company has a commitment due in the next year of $4,900 related to the non-renewal of the Chairman and CEO's employment agreement.

See Note 15 to the consolidated financial statements for information regarding subsequent events related to lease and other commitments.

NOTE 5 - STOCKHOLDERS' EQUITY

SHARE REPURCHASE - TREASURY STOCK On February 1, 1999, the Company repurchased 11,276,698 of its common shares outstanding pursuant to a Dutch Auction self-tender offer at a price of $16.00 per share. The repurchased shares included 1,276,698 common shares which were repurchased as a result of the Company exercising its option to purchase an additional 2% of its outstanding shares. Expenses related to the share repurchase were approximately $1,638 and were included as part of the cost of the shares acquired. A portion of the treasury shares will be used by the Company to provide benefits to employees under its compensation plans and in conjunction with the Company's dividend reinvestment program. As of February 1, 2003, the Company has reflected 10,070,729 shares of its common stock at a cost of $162,595 as "cost of shares in treasury" on the Company's consolidated balance sheet.

RIGHTS AGREEMENT On December 31, 1997, the Company distributed as a dividend one common share purchase right on each of its common shares. The rights will not be exercisable or transferable apart from the Company's common stock until a person or group, as defined in the rights agreement (dated December 5, 1997), without the proper consent of the Company's Board of Directors, acquires 15% or more, or makes an offer to acquire 15% or more of the Company's outstanding stock. When exercisable, the rights entitle the holder to purchase one share of the Company's common stock for $125. Under certain circumstances, including the acquisition of 15% of the Company's stock by a person or group, the rights entitle the holder to purchase common stock of the Company or common stock of an acquiring company having a market value of twice the exercise price of the right. The rights do not have voting power and are subject to redemption by the Company's Board of Directors for $.01 per right anytime before a 15% position has been acquired and for 10 days thereafter, at which time the rights become nonredeemable. The rights expire on December 31, 2007.

BENEFITS TRUST On April 29, 1994, the Company established a flexible employee benefits trust with the intention of purchasing up to $75,000 worth of the Company's common shares. The repurchased shares will be held in the trust and will be used to fund the Company's existing benefit plan obligations including healthcare programs, savings and retirement plans and other benefit obligations. The trust will allocate or sell the repurchased shares through 2023 to fund these benefit programs. As shares are released from the trust, the Company will charge or credit additional paid-in capital for the difference between the fair value of shares released and the original cost of the shares to the trust. For financial reporting purposes, the trust is consolidated with the accounts of the Company. All dividend and interest transactions between the trust and the Company are eliminated. In connection with the Dutch Auction self-tender offer, 37,230 shares were tendered at a price of $16.00 per share in fiscal 1999. At February 1, 2003, the Company has reflected 2,195,270 shares of its common stock at a cost of $59,264 as "cost of shares in benefits trust" on the Company's consolidated balance sheet.

NOTE 6 - PROFIT ENHANCEMENT PLAN

In the third quarter of fiscal 2000, the Company comprehensively reviewed its field, distribution and Store Support Center infrastructure and the performance of each of its stores. As a result, the Company implemented a number of changes that have improved its performance. These changes included the closure of 38 under-performing stores and two distribution centers and reductions in store operating hours and the Store Support Center infrastructure.

PLAN UPDATE

The Company is progressing towards the disposal of the 38 stores (11 owned and 27 leased), two distribution centers and two development parcels that were closed or abandoned in connection with the Profit Enhancement Plan. As of February 1, 2003, the Company had disposed of 22 of the closed stores, the two distribution centers and the two development parcels. During fiscal 2002, the Company decided to lease rather than sell three of the closed stores due to changes in the real estate market. As a result, the Company reclassified these three owned properties as assets held for use. The Company estimates that the remaining closed stores (one owned and 12 leased) will be disposed of by the end of the third quarter of fiscal 2003.

ASSETS HELD FOR DISPOSAL

As of February 1, 2003, the assets held for disposal included the building and land of one remaining closed store owned by the Company, which has a carrying value of $1,146. This property was sold in the first quarter of fiscal 2003. The Company has sold nine of the 13 owned properties originally held for sale, which included the two development parcels. Additionally, the Company decided to lease rather than sell three of the closed stores due to changes in the real estate market. As a result, the Company reclassified these three owned properties as assets held for use at their estimated market value. The market value of each such property was lower than cost adjusted for depreciation.

In fiscal 2002, the Company sold six and reclassified three (as assets held for use) of the 13 owned properties. The six properties were sold for $8,446, net of commissions, and resulted in a loss of $666, which was recorded in costs of merchandise sales on the consolidated statement of operations. In addition, the Company adjusted the carrying values of certain assets held for disposal, which resulted in a net decrease of $160, which was recorded in costs of merchandise sales on the consolidated statement of operations.

In fiscal 2001, the Company sold three of the 13 owned properties for $4,103, net of commissions, and resulted in a loss of $691, which was recorded in costs of merchandise sales and selling, general and administrative expenses on the consolidated statement of operations. In addition, the Company recorded a downward revision in the estimated values for certain properties of $1,496 in fiscal 2001. This expense was recorded in costs of merchandise sales on the consolidated statement of operations. In fiscal 2001, the Company recorded a loss for equipment held for disposal of $162, which was due primarily to a reduction in the Company's estimated proceeds.

In fiscal 2000, the Company recorded charges related to the write-down of assets to fair value of $58,754. These charges were associated with the closure of the 38 stores, two distribution centers, the write-off of certain equipment and the abandonment of two development parcels.

LEASE RESERVE

As of February 1, 2003, the Company was able to sublease eight and exit the lease of an additional seven of the 27 leased stores. The Company expects the remaining 12 closed stores that are leased to be subleased or otherwise disposed of by the end of the third quarter of fiscal 2003.

The Company increased the lease reserve $901 during fiscal 2002. This increase is due primarily to an increase in the time that it is expected to take to sublease certain properties, offset, in part, by an increase in the estimated sublease rates. The effect of these adjustments was recorded in costs of merchandise sales and costs of service revenue on the consolidated statement of operations.

The Company increased the lease reserve $1,644 during fiscal 2001. This change in the reserve was a result of a $3,834 increase due primarily to an increase in the estimated amount of time it was expected to take the Company to sublease certain properties and a decrease in estimated sublease rates. The reserve increase was offset, in part, by a $2,190 decrease due primarily to lower than estimated commissions and lease exit costs on subleases for certain properties. The effects of these adjustments were recorded in costs of merchandise sales and costs of service revenue on the consolidated statement of operations.

In fiscal 2000, the Company recorded a reserve of $7,916 for leases of properties included in the Profit Enhancement Plan. The Company increased the reserve by $113 during the remainder of fiscal 2000. These changes in the reserve were a result of a $1,176 increase due to an increase in the estimated lease payments related to the closed stores. The increase was offset, in part, by a $1,063 decrease due primarily to an increase in the estimated sublease rates coupled with lower lease-related expenses. The effects of these adjustments were recorded in costs of merchandise sales and costs of service revenue on the consolidated statement of operations.

ON-GOING EXPENSES

The on-going expense reserve represents exit activity costs which are not associated with or do not benefit the Company's continuing activities. These costs are necessary to maintain the remaining closed stores until sold, sublet or otherwise disposed. The on-going costs reserve includes general maintenance costs such as utilities, security, telephone, real estate taxes and personal property taxes which will be incurred until the properties are disposed. The reserve for on-going costs will diminish as sites are sold, sublet or otherwise disposed. These disposals are expected to be completed by the end of the third quarter of fiscal 2003.

In fiscal 2002, the Company increased the on-going expense reserve by $802. This increase is due primarily to an increase in the length of time that it is expected to take to sublease, sell or otherwise dispose of the remaining properties. This adjustment was recorded in costs of merchandise sales, costs of service revenue, and selling, general and administrative expenses on the consolidated statement of operations.

In fiscal 2001, the Company increased the on-going expense reserve by $595. This increase was due primarily to a $1,214 increase in the reserve due to an increase in the estimated time it was expected to take to sublease, sell or otherwise dispose of the remaining properties offset, in part, by a $619 decrease due to lower than anticipated cost for utilities and security. This adjustment was recorded in costs of merchandise sales, costs of service revenue, and selling, general and administrative expenses on the consolidated statement of operations.

In fiscal 2000, the Company recorded a reserve of $3,944 for on-going expenses associated with the properties included in the Profit Enhancement Plan. The Company increased the on-going expense reserve by $361 during the remainder of fiscal 2000. This increase was due to an increase in the estimated time it was expected to take to sublease, sell or otherwise dispose of the remaining properties. This adjustment was recorded in costs of merchandise sales, costs of service revenue, and selling, general and administrative expenses on the consolidated statement of operations.

SEVERANCE RESERVE

In fiscal 2001, the severance reserve was completed. Therefore, there was no activity to this reserve in fiscal 2002. In fiscal 2001, the Company reversed $69 of severance because certain employees who originally expected to receive severance failed to qualify to receive payments. In addition, final severance payments were lower than estimated. Each of these reversals was recorded through the line it was originally charged in the consolidated statements of operations.

In fiscal 2000, the Company recorded a reserve of $1,694 for severance associated with the Profit Enhancement Plan. During the remainder of fiscal 2000, the Company reversed $272 of severance due to certain employees' acceptance into other positions within the Company and other employees failing to qualify to receive payments. Each reversal was recorded through the line it was originally charged in the consolidated statements of operations.

The total number of employees separated due to the Profit Enhancement Plan was approximately 1,000. The 1,000 employees were composed of 76% store employees, 13% distribution employees, and 11% Store Support Center and field administrative employees. The total severance paid in connection with the Profit Enhancement Plan was $1,353.

NON-RESERVABLE EXPENSES

Non-reservable expenses are those costs which could not be reserved, but were incurred as a result of the Profit Enhancement Plan. These expenses related to costs incurred which had a future economic benefit to the Company, such as the transferring of inventory and equipment out of properties closed by the Profit Enhancement Plan.

There were no expenses of this nature incurred in fiscal 2002. In fiscal 2001, expenses of this nature incurred were $678. These expenses related to the completion of the removal of inventory and equipment from the closed distribution centers. In fiscal 2000, expenses of this nature incurred were $3,611. These expenses were for inventory and equipment handling related to the closure of the 38 stores and the two distribution centers. The fiscal 2000 expenses were offset by a recovery of certain benefit expenses related to the reduction in workforce.

PROFIT ENHANCEMENT PLAN EXPENSE SUMMARY

Following are tables summarizing expenses related to the Profit Enhancement Plan for fiscal 2002, 2001 and 2000. The details and reasons for the original charge and changes to the charge are as described above in the respective reserve categories.



Income Statement         Fiscal       Fiscal        Fiscal
Classification             2002         2001          2000
-----------------------------------------------------------------
Costs of
   merchandise sales     $2,014       $4,169        $67,085

Costs of
   service revenue          491          813          5,232

Selling, general and
   administrative            24          215          2,628
-----------------------------------------------------------------
Total Expenses           $2,529       $5,197        $74,945
-----------------------------------------------------------------

At the end of the third quarter of fiscal 2000, the Company set up a reserve liability account, which is included in accrued expenses on the consolidated balance sheet. This liability account tracks all accruals including remaining rent on leases net of sublease income, severance, and on-going expenses for the closed properties. The following chart reconciles the change in reserve:



                          Lease         Fixed                On-going
                          Expenses      Assets   Severance   Expenses       Total
-----------------------------------------------------------------------------------------

Reserve Balance
  at Feb. 3, 2001         $ 7,054      $     -     $   209    $ 2,960     $ 10,223

Addition                    3,834        2,440           -      1,214        7,488

Utilization                (5,548)      (2,349)       (140)    (2,235)     (10,272)

Adjustment                 (2,190)         (91)        (69)      (619)      (2,969)
-----------------------------------------------------------------------------------------
Reserve Balance
  at Feb. 2, 2002           3,150            -           -      1,320        4,470

Addition                    1,825          826           -        802        3,453

Utilization                (2,959)        (826)          -     (1,680)      (5,465)

Adjustment                   (924)           -           -          -         (924)
-----------------------------------------------------------------------------------------
Reserve Balance
  at Feb. 1, 2003         $ 1,092      $     -     $     -    $   442     $  1,534
-----------------------------------------------------------------------------------------

NOTE 7 - SUPPLEMENTAL GUARANTOR INFORMATION - CONVERTIBLE SENIOR NOTES

On May 21, 2002, the Company issued $150,000 aggregate principal amount of 4.25% Convertible Senior Notes. The notes are jointly and severally guaranteed by the Company's wholly-owned direct and indirect operating subsidiaries ("subsidiary guarantors"), The Pep Boys Manny Moe & Jack of California,
Pep Boys - Manny, Moe & Jack of Delaware, Inc. and Pep Boys - Manny, Moe & Jack of Puerto Rico, Inc.

The following are consolidating balance sheets of the Company as of February 1, 2003 and February 2, 2002 and the related consolidating statements of operations and consolidating statements of cash flows for the fiscal years ended February 1, 2003, February 2, 2002 and February 3, 2001:




CONSOLIDATING BALANCE SHEET


                                                                                       Non-
                                                                    Subsidiary      guarantor
Year ended February 1, 2003                             Pep Boys    Guarantors    Subsidiaries     Elimination  Consolidated
-----------------------------------------------------------------------------------------------------------------------------


ASSETS
Current Assets:
  Cash and cash equivalents                          $    32,654   $     9,714    $       402    $           -   $    42,770
  Accounts receivable, net                                 8,122         9,794              -                -        17,916
  Merchandise inventories                                166,166       322,716              -                -       488,882
  Prepaid expenses                                        29,176        16,308         17,637          (19,375)       43,746
  Deferred income taxes                                    6,812          (819)         7,730                -        13,723
  Other                                                      107             -         56,580                -        56,687
  Assets held for disposal                                     -         1,146              -                -         1,146
-----------------------------------------------------------------------------------------------------------------------------
     Total Current Assets                                243,037       358,859         82,349          (19,375)      664,870
-----------------------------------------------------------------------------------------------------------------------------
Property and Equipment - at cost:
 Land                                                     88,271       175,830              -                -       264,101
 Buildings and improvements                              303,200       587,698              -                -       890,898
 Furniture, fixtures and equipment                       279,884       300,862              -                -       580,746
 Construction in progress                                 14,764         4,686              -                -        19,450
-----------------------------------------------------------------------------------------------------------------------------
                                                         686,119     1,069,076              -                -     1,755,195
 Less accumulated depreciation and amortization          319,005       405,704              -                -       724,709
-----------------------------------------------------------------------------------------------------------------------------
    Total Property and Equipment - Net                   367,114       663,372              -                -     1,030,486
-----------------------------------------------------------------------------------------------------------------------------
Investment in subsidiaries                             1,455,877             -      1,121,299       (2,577,176)            -

Intercompany receivable                                        -       631,438        335,640         (967,078)            -

Other                                                     41,972         5,031              -                -        47,003

Assets from discontinued operations                       14,219        43,332              -                -        57,551
-----------------------------------------------------------------------------------------------------------------------------
     Total Assets                                    $ 2,122,219   $ 1,702,032    $ 1,539,288    $  (3,563,629)  $ 1,799,910
-----------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                                   $   200,044   $         9    $         -    $           -   $   200,053
  Accrued expenses                                        59,625        48,567        143,438          (19,375)      232,255
  Current maturities of long-term debt and
   obligations under capital leases                      101,882             -              -                -       101,882
-----------------------------------------------------------------------------------------------------------------------------
     Total Current Liabilities                           361,551        48,576        143,438          (19,375)      534,190
-----------------------------------------------------------------------------------------------------------------------------
Long-term debt and obligations under capital
 leases, less current maturities                         375,216           361              -                -       375,577
Convertible long-term debt,
 less current maturities                                 150,000             -              -                -       150,000
Other long-term liabilities                                5,955        19,201              -                -        25,156
Intercompany liabilities                                 544,877       422,201              -         (967,078)            -
Deferred income taxes                                     33,322        27,341              -                -        60,663
Deferred gain on sale leaseback                            1,306         3,026              -                -         4,332
Stockholders' Equity:
  Common stock                                            63,911         1,501            101           (1,602)       63,911
  Additional paid-in capital                             177,244       240,359        200,398         (440,757)      177,244
  Retained earnings                                      630,847       939,466      1,195,351       (2,134,817)      630,847
  Accumulated other comprehensive loss                      (151)            -              -                -          (151)
-----------------------------------------------------------------------------------------------------------------------------
                                                         871,851     1,181,326      1,395,850       (2,577,176)      871,851

  Less:
  Cost of shares in treasury                             162,595             -              -                -       162,595
  Cost of shares in benefits trust                        59,264             -              -                -        59,264
-----------------------------------------------------------------------------------------------------------------------------
     Total Stockholders' Equity                          649,992     1,181,326      1,395,850       (2,577,176)      649,992
-----------------------------------------------------------------------------------------------------------------------------
     Total Liabilities and Stockholders' Equity      $ 2,122,219   $ 1,702,032    $ 1,539,288    $  (3,563,629)  $ 1,799,910
-----------------------------------------------------------------------------------------------------------------------------


CONSOLIDATING BALANCE SHEET


                                                                                       Non-
                                                                    Subsidiary      guarantor
Year ended February 2, 2002                             Pep Boys    Guarantors    Subsidiaries     Elimination  Consolidated
-----------------------------------------------------------------------------------------------------------------------------


ASSETS
Current Assets:
  Cash and cash equivalents                          $     4,796   $    10,874    $       311    $           -   $    15,981
  Accounts receivable, net                                17,124           928              -                -        18,052
  Merchandise inventories                                176,696       342,777              -                -       519,473
  Prepaid expenses                                        42,384       (15,815)        17,851           (2,250)       42,170
  Deferred income taxes                                    6,581        (4,220)         6,942                -         9,303
  Other                                                        3             -         67,305          (15,000)       52,308
  Assets held for disposal                                 2,755        13,252              -                -        16,007
-----------------------------------------------------------------------------------------------------------------------------
     Total Current Assets                                250,339       347,796         92,409          (17,250)      673,294
-----------------------------------------------------------------------------------------------------------------------------
Property and Equipment - at cost:
 Land                                                     88,392       174,329              -                -       262,721
 Buildings and improvements                              297,798       579,885              -                -       877,683
 Furniture, fixtures and equipment                       266,031       294,969              -                -       561,000
 Construction in progress                                  5,380         5,239              -                -        10,619
-----------------------------------------------------------------------------------------------------------------------------
                                                         657,601     1,054,422              -                -     1,712,023
 Less accumulated depreciation and amortization          286,706       366,475              -                -       653,181
-----------------------------------------------------------------------------------------------------------------------------
    Total Property and Equipment - Net                   370,895       687,947              -                -     1,058,842
-----------------------------------------------------------------------------------------------------------------------------
Investment in subsidiaries                             1,388,724             -      1,050,494       (2,439,218)            -

Intercompany receivable                                        -       567,825        301,321         (869,146)            -

Other                                                     13,355         2,000              -                -        15,355

Assets from discontinued operations                       14,914        43,730              -                -        58,644
-----------------------------------------------------------------------------------------------------------------------------
     Total Assets                                    $ 2,038,227   $ 1,649,298    $ 1,444,224    $  (3,325,614)  $ 1,806,135
-----------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                                   $   216,076   $         9    $         -    $           -   $   216,085
  Accrued expenses                                        56,065        48,093        130,485          (17,250)      217,393
  Current maturities of long-term debt and
   obligations under capital leases                      124,615             -              -                -       124,615
-----------------------------------------------------------------------------------------------------------------------------
     Total Current Liabilities                           396,756        48,102        130,485          (17,250)      558,093
-----------------------------------------------------------------------------------------------------------------------------
Long-term debt and obligations under capital
 leases, less current maturities                         497,603        46,815              -                -       544,418
Other long-term liabilities                                6,339        17,541              -                -        23,880
Intercompany liabilities                                 488,066       381,080              -         (869,146)            -
Deferred income taxes                                     30,357        27,153              -                -        57,510
Deferred gain on sale leaseback                            1,316         3,128              -                -         4,444
Stockholders' Equity:
  Common stock                                            63,911         1,501            101           (1,602)       63,911
  Additional paid-in capital                             177,244       240,359        200,398         (440,757)      177,244
  Retained earnings                                      601,944       883,619      1,113,240       (1,996,859)      601,944
-----------------------------------------------------------------------------------------------------------------------------
                                                         843,099     1,125,479      1,313,739       (2,439,218)      843,099

  Less:
  Cost of shares in treasury                             166,045             -              -                -       166,045
  Cost of shares in benefits trust                        59,264             -              -                -        59,264
-----------------------------------------------------------------------------------------------------------------------------
     Total Stockholders' Equity                          617,790     1,125,479      1,313,739       (2,439,218)      617,790
-----------------------------------------------------------------------------------------------------------------------------
     Total Liabilities and Stockholders' Equity      $ 2,038,227   $ 1,649,298    $ 1,444,224    $  (3,325,614)  $ 1,806,135
-----------------------------------------------------------------------------------------------------------------------------


CONSOLIDATING STATEMENT OF OPERATIONS


                                                                                       Non-
                                                                    Subsidiary      guarantor
Year ended February 1, 2003                             Pep Boys    Guarantors    Subsidiaries     Elimination  Consolidated
-----------------------------------------------------------------------------------------------------------------------------

Merchandise Sales                                    $   585,819   $ 1,111,809    $         -    $          -    $ 1,697,628
Service Revenue                                          140,419       259,730              -               -        400,149
Other Revenue                                                  -             -         26,075         (26,075)             -
-----------------------------------------------------------------------------------------------------------------------------
Total Revenues                                           726,238     1,371,539         26,075         (26,075)     2,097,777
-----------------------------------------------------------------------------------------------------------------------------
Costs of Merchandise Sales                               406,192       776,946              -               -      1,183,138
Costs of Service Revenue                                 101,443       196,650              -               -        298,093
Costs of Other Revenue                                         -             -         29,498         (29,498)             -
-----------------------------------------------------------------------------------------------------------------------------
Total Costs of Revenues                                  507,635       973,596         29,498         (29,498)     1,481,231
-----------------------------------------------------------------------------------------------------------------------------
Gross Profit from Merchandise Sales                      179,627       334,863              -               -        514,490
Gross Profit from Service Revenue                         38,976        63,080              -               -        102,056
Gross Loss from Other Revenue                                  -             -         (3,423)          3,423              -
-----------------------------------------------------------------------------------------------------------------------------
Total Gross Profit (Loss)                                218,603       397,943         (3,423)          3,423        616,546
-----------------------------------------------------------------------------------------------------------------------------
Selling, General and Administrative Expenses             168,327       332,096            317           3,423        504,163
-----------------------------------------------------------------------------------------------------------------------------
Operating Profit (Loss)                                   50,276        65,847         (3,740)              -        112,383
Equity in Earnings of Subsidiaries                        67,153             -         70,805        (137,958)             -
Non-operating (Expense) Income                           (16,977)       47,332         21,113         (48,371)         3,097
Interest Expense                                          70,099        25,509              -         (48,371)        47,237
-----------------------------------------------------------------------------------------------------------------------------
Earnings from Continuing Operations
  Before Income Taxes                                     30,353        87,670         88,178        (137,958)        68,243

Income Tax (Benefit) Expense                             (12,828)       32,013          6,066               -         25,251
-----------------------------------------------------------------------------------------------------------------------------
Net Earnings from Continuing Operations                   43,181        55,657         82,112        (137,958)        42,992
Net Earnings from Discontinued Operations,
  Net of Tax                                                 619           189              -               -            808
-----------------------------------------------------------------------------------------------------------------------------
Net Earnings                                         $    43,800   $    55,846    $    82,112    $   (137,958)   $    43,800
-----------------------------------------------------------------------------------------------------------------------------

                                       25


CONSOLIDATING STATEMENT OF OPERATIONS


                                                                                       Non-
                                                                    Subsidiary      guarantor
Year ended February 2, 2002                             Pep Boys    Guarantors    Subsidiaries     Elimination  Consolidated
-----------------------------------------------------------------------------------------------------------------------------

Merchandise Sales                                    $   587,319   $ 1,119,871    $         -    $          -    $ 1,707,190
Service Revenue                                          143,267       260,238              -               -        403,505
Other Revenue                                                  -             -         22,588         (22,588)             -
-----------------------------------------------------------------------------------------------------------------------------
Total Revenues                                           730,586     1,380,109         22,588         (22,588)     2,110,695
-----------------------------------------------------------------------------------------------------------------------------
Costs of Merchandise Sales                               415,805       791,348              -               -      1,207,153
Costs of Service Revenue                                 105,848       196,604              -               -        302,452
Costs of Other Revenue                                         -             -         26,118         (26,118)             -
-----------------------------------------------------------------------------------------------------------------------------
Total Costs of Revenues                                  521,653       987,952         26,118         (26,118)     1,509,605
-----------------------------------------------------------------------------------------------------------------------------
Gross Profit from Merchandise Sales                      171,514       328,523              -               -        500,037
Gross Profit from Service Revenue                         37,419        63,634              -               -        101,053
Gross Loss from Other Revenue                                  -             -         (3,530)          3,530              -
-----------------------------------------------------------------------------------------------------------------------------
Total Gross Profit (Loss)                                208,933       392,157         (3,530)          3,530        601,090
-----------------------------------------------------------------------------------------------------------------------------
Selling, General and Administrative Expenses             167,733       326,231            304           3,530        497,798
-----------------------------------------------------------------------------------------------------------------------------
Operating Profit (Loss)                                   41,200        65,926         (3,834)              -        103,292
Equity in Earnings of Subsidiaries                        65,109             -         73,910        (139,019)             -
Non-operating (Expense) Income                           (15,616)       49,962         22,979         (52,702)         4,623
Interest Expense                                          74,617        31,794              -         (52,702)        53,709
-----------------------------------------------------------------------------------------------------------------------------
Earnings from Continuing Operations,
  Before Income Taxes                                     16,076        84,094         93,055        (139,019)        54,206

Income Tax (Benefit) Expense                             (18,754)       31,566          6,701               -         19,513
-----------------------------------------------------------------------------------------------------------------------------
Net Earnings from Continuing Operations                   34,830        52,528         86,354        (139,019)        34,693
Net Earnings from Discontinued Operations,
  Net of Tax                                                 505           137              -               -            642
-----------------------------------------------------------------------------------------------------------------------------
Net Earnings                                         $    35,335   $    52,665    $    86,354    $   (139,019)   $    35,335
-----------------------------------------------------------------------------------------------------------------------------


CONSOLIDATING STATEMENT OF OPERATIONS


                                                                                       Non-
                                                                    Subsidiary      guarantor
Year ended February 3, 2001                             Pep Boys    Guarantors    Subsidiaries     Elimination  Consolidated
-----------------------------------------------------------------------------------------------------------------------------

Merchandise Sales                                    $   649,360   $ 1,241,686    $         -    $          -    $ 1,891,046
Service Revenue                                          158,383       285,850              -               -        444,233
Other Revenue                                                  -             -         22,672         (22,672)             -
-----------------------------------------------------------------------------------------------------------------------------
Total Revenues                                           807,743     1,527,536         22,672         (22,672)     2,335,279
-----------------------------------------------------------------------------------------------------------------------------
Costs of Merchandise Sales                               489,508       965,505              -               -      1,455,013
Costs of Service Revenue                                 127,707       238,283              -               -        365,990
Costs of Other Revenue                                         -             -         24,097         (24,097)             -
-----------------------------------------------------------------------------------------------------------------------------
Total Costs of Revenues                                  617,215     1,203,788         24,097         (24,097)     1,821,003
-----------------------------------------------------------------------------------------------------------------------------
Gross Profit from Merchandise Sales                      159,852       276,181              -               -        436,033
Gross Profit from Service Revenue                         30,676        47,567              -               -         78,243
Gross Loss from Other Revenue                                  -             -         (1,425)          1,425              -
-----------------------------------------------------------------------------------------------------------------------------
Total Gross Profit (Loss)                                190,528       323,748         (1,425)          1,425        514,276
-----------------------------------------------------------------------------------------------------------------------------
Selling, General and Administrative Expenses             240,468       299,846            309           1,425        542,048
-----------------------------------------------------------------------------------------------------------------------------
Operating (Loss) Profit                                  (49,940)       23,902         (1,734)              -        (27,772)
Equity in Earnings of Subsidiaries                        52,268             -         85,390        (137,658)             -
Non-operating (Expense) Income                           (14,673)       68,461         23,977         (70,451)         7,314
Interest Expense                                          95,648        34,521              -         (70,451)        59,718
-----------------------------------------------------------------------------------------------------------------------------
(Loss) Earnings from Continuing Operations
  Before Income Taxes                                   (107,993)       57,842        107,633        (137,658)       (80,176)

Income Tax (Benefit) Expense                             (57,750)       20,718          7,785               -        (29,247)
-----------------------------------------------------------------------------------------------------------------------------
Net (Loss) Earnings from Continuing Operations           (50,243)       37,124         99,848        (137,658)       (50,929)
Net (Loss) Earnings from Discontinued Operations,
  Net of Tax                                                (851)          686              -               -           (165)
-----------------------------------------------------------------------------------------------------------------------------
Net (Loss) Earnings                                  $   (51,094)  $    37,810    $    99,848    $   (137,658)   $   (51,094)
-----------------------------------------------------------------------------------------------------------------------------


CONSOLIDATING STATEMENT OF CASH FLOWS


                                                                                       Non-
                                                                    Subsidiary      guarantor
Year ended February 1, 2003                             Pep Boys    Guarantors    Subsidiaries     Elimination  Consolidated
-----------------------------------------------------------------------------------------------------------------------------

Cash Flows from Operating Activities:
     Net Earnings                                    $   43,800     $   55,846    $    82,112    $   (137,958)   $    43,800
     Net Earnings from Discontinued Operations              619            189              -               -            808
-----------------------------------------------------------------------------------------------------------------------------
     Net Earnings from Continuing Operations             43,181         55,657         82,112        (137,958)        42,992
     Adjustments to Reconcile Net
       Earnings to Net Cash Provided
       By Continuing Operations:
        Depreciation and amortization                    32,928         43,005              -               -         75,933
        Deferred income taxes                             2,823         (3,211)          (788)              -         (1,176)
        Deferred gain on sale leaseback                     (11)          (101)             -               -           (112)
        Equity in earnings of subsidiaries              (67,153)             -        (70,805)        137,958              -
        Loss on assets held for disposal                     11            815              -               -            826
        Gain from sale of assets                           (216)        (1,693)             -               -         (1,909)
     Change in current assets and liabilities
        Decrease (Increase) in accounts
          receivable, prepaid expenses and other         15,147        (41,241)        10,938           2,125        (13,031)
        Decrease in merchandise inventories              10,530         20,061              -               -         30,591
        Decrease in accounts payable                    (16,032)             -              -               -        (16,032)
        Increase in accrued expenses                      2,956            361         12,953          (2,125)        14,145
        (Decrease) Increase in other
          long-term liabilities                            (384)         1,660              -               -          1,276
-----------------------------------------------------------------------------------------------------------------------------
Net Cash Provided by Continuing Operations               23,780         75,313         34,410               -        133,503
Net Cash Provided by Discontinued Operations              1,911          2,986              -               -          4,897
-----------------------------------------------------------------------------------------------------------------------------
Net Cash Provided by Operating Activities                25,691         78,299         34,410               -        138,400
-----------------------------------------------------------------------------------------------------------------------------
Cash Flows from Investing Activities:
        Capital expenditures from continuing
          operations                                    (27,005)       (14,884)             -               -        (41,889)
        Capital expenditures from discontinued
          operations                                       (163)        (1,859)             -               -         (2,022)
        Proceeds from sales of assets                     2,050          9,008              -               -         11,058
-----------------------------------------------------------------------------------------------------------------------------
Net Cash Used in Investing Activities                   (25,118)        (7,735)             -               -        (32,853)
-----------------------------------------------------------------------------------------------------------------------------

Cash Flows from Financing Activities:
        Net payments under line of credit
          agreements                                    (23,841)       (46,454)             -               -        (70,295)
        Repayment of life insurance policy loan         (17,908)        (2,778)             -               -        (20,686)
        Payments on capital lease obligations              (642)             -              -               -           (642)
        Reduction of long-term debt                    (121,938)             -              -               -       (121,938)
        Net proceeds from issuance of notes             146,250              -              -               -        146,250
        Intercompany loan                                56,811        (22,492)       (34,319)              -              -
        Dividends paid                                  (13,911)             -              -               -        (13,911)
        Proceeds from exercise of stock options           1,139              -              -               -          1,139
        Proceeds from dividend reinvestment plan          1,325              -              -               -          1,325
-----------------------------------------------------------------------------------------------------------------------------
Net Cash Provided by (Used in) Financing Activities      27,285        (71,724)       (34,319)              -        (78,758)
-----------------------------------------------------------------------------------------------------------------------------
Net Increase (Decrease) in Cash                          27,858         (1,160)            91               -         26,789
Cash and Cash Equivalents at Beginning of Year            4,796         10,874            311               -         15,981
-----------------------------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents at End of Year             $   32,654     $    9,714    $       402    $          -    $    42,770
-----------------------------------------------------------------------------------------------------------------------------


CONSOLIDATING STATEMENT OF CASH FLOWS


                                                                                       Non-
                                                                    Subsidiary      guarantor
Year ended February 2, 2002                             Pep Boys    Guarantors    Subsidiaries     Elimination  Consolidated
-----------------------------------------------------------------------------------------------------------------------------

Cash Flows from Operating Activities:
     Net Earnings                                    $   35,335     $   52,665    $    86,354    $   (139,019)   $    35,335
     Net Earnings from Discontinued Operations              505            137              -               -            642
-----------------------------------------------------------------------------------------------------------------------------
     Net Earnings from Continuing Operations             34,830         52,528         86,354        (139,019)        34,693
     Adjustments to Reconcile Net
       Earnings to Net Cash (Used in) Provided
       By Continuing Operations:
        Depreciation and amortization                    35,657         45,333              -               -         80,990
        Deferred income taxes                             1,110          6,730           (416)              -          7,424
        Deferred gain on sale leaseback                     (12)           (14)             -               -            (26)
        Equity in earnings of subsidiaries              (65,109)             -        (73,910)        139,019              -
        Accretion of bond discount                        3,256              -              -               -          3,256
        Loss on assets held for disposal                     24          2,325              -               -          2,349
        Gain from sale of assets                            (47)        (1,049)             -               -         (1,096)
        Gain from extinguishment of debt                   (755)             -              -               -           (755)
     Change in current assets and liabilities
        (Increase) Decrease in accounts
          receivable, prepaid expenses and other        (33,052)        35,258        (18,087)         (1,325)       (17,206)
        Decrease in merchandise inventories               9,674         18,588              -               -         28,262
        Increase in accounts payable                     11,330              -              -               -         11,330
        (Decrease) Increase in accrued expenses         (16,831)        18,176          9,064           1,325         11,734
        Increase in other long-term liabilities             219          2,007              -               -          2,226
-----------------------------------------------------------------------------------------------------------------------------
Net Cash (Used in) Provided by Continuing Operations    (19,706)       179,882          3,005               -        163,181
Net Cash Provided by Discontinued Operations              1,808          2,904              -               -          4,712
-----------------------------------------------------------------------------------------------------------------------------
Net Cash (Used in) Provided by Operating Activities     (17,898)       182,786          3,005               -        167,893
-----------------------------------------------------------------------------------------------------------------------------
Cash Flows from Investing Activities:
        Capital expenditures from continuing
          operations                                    (14,133)        (9,228)             -               -        (23,361)
        Capital expenditures from discontinued
          operations                                       (259)        (1,755)             -               -         (2,014)
        Proceeds from sales of assets                     7,205         19,555              -               -         26,760
-----------------------------------------------------------------------------------------------------------------------------
Net Cash (Used in) Provided by Investing Activities      (7,187)         8,572              -               -          1,385
-----------------------------------------------------------------------------------------------------------------------------

Cash Flows from Financing Activities:
        Net payments under line of credit
          agreements                                    (19,147)       (37,729)             -               -        (56,876)
        Reduction of long-term debt                     (18,571)             -              -               -        (18,571)
        Reduction of convertible debt                  (161,056)             -              -               -       (161,056)
        Net proceeds from issuance of notes              87,522              -              -               -         87,522
        Intercompany loan                               152,962       (149,793)        (3,169)              -              -
        Dividends paid                                  (13,864)             -              -               -        (13,864)
        Proceeds from exercise of stock options             181              -              -               -            181
        Proceeds from dividend reinvestment plan          1,372              -              -               -          1,372
-----------------------------------------------------------------------------------------------------------------------------
Net Cash Provided by (Used in) Financing Activities      29,399       (187,522)        (3,169)              -       (161,292)
-----------------------------------------------------------------------------------------------------------------------------
Net Increase (Decrease) in Cash                           4,314          3,836           (164)              -          7,986
Cash and Cash Equivalents at Beginning of Year              482          7,038            475               -          7,995
-----------------------------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents at End of Year             $    4,796     $   10,874    $       311    $          -    $    15,981
-----------------------------------------------------------------------------------------------------------------------------



CONSOLIDATING STATEMENT OF CASH FLOWS

                                                                                       Non-
                                                                    Subsidiary      guarantor
Year ended February 3, 2001                             Pep Boys    Guarantors    Subsidiaries     Elimination  Consolidated
-----------------------------------------------------------------------------------------------------------------------------

Cash Flows from Operating Activities:
     Net (Loss) Earnings                             $  (51,094)    $   37,810    $    99,848    $   (137,658)   $   (51,094)
     Net (Loss) Earnings from Discontinued
       Operations                                          (851)           686              -               -           (165)
-----------------------------------------------------------------------------------------------------------------------------
     Net (Loss) Earnings from Continuing
       Operations                                       (50,243)        37,124         99,848        (137,658)       (50,929)
     Adjustments to Reconcile Net (Loss)
       Earnings to Net Cash (Used in) Provided
       By Continuing Operations:
        Depreciation and amortization                    40,313         55,194              -               -         95,507
        Deferred income taxes                            (4,459)       (19,657)          (459)              -        (24,575)
        Equity in earnings of subsidiaries              (52,268)             -        (85,390)        137,658              -
        Accretion of bond discount                        6,425              -              -               -          6,425
        Loss on assets held for disposal                  4,527         49,213              -               -         53,740
        Loss on asset impairment                            174          2,373              -               -          2,547
        Loss from sale of assets                            879          2,872              -               -          3,751
        Gain from extinguishment of debt                 (2,985)             -              -               -         (2,985)
     Change in current assets and liabilities
        Decrease (Increase) in accounts
          receivable, prepaid expenses and other         14,093           (171)        (3,339)            150         10,733
        Decrease in merchandise inventories                 324         34,839              -               -         35,163
        Decrease in accounts payable                   (114,964)             -           (347)              -       (115,311)
        Increase (Decrease) in accrued expenses           4,307        (12,548)         6,231            (150)        (2,160)
        Increase in other long-term liabilities             116            940              -               -          1,056
-----------------------------------------------------------------------------------------------------------------------------
Net Cash (Used in) Provided by Continuing Operations   (153,761)       150,179         16,544               -         12,962
Net Cash Provided by Discontinued Operations              1,963          4,666              -               -          6,629
-----------------------------------------------------------------------------------------------------------------------------
Net Cash (Used in) Provided by Operating Activities    (151,798)       154,845         16,544               -         19,591
-----------------------------------------------------------------------------------------------------------------------------
Cash Flows from Investing Activities:
        Capital expenditures from continuing
          operations                                    (24,057)       (27,187)             -               -        (51,244)
        Capital expenditures from discontinued
          operations                                       (239)        (5,853)             -               -         (6,092)
        Proceeds from sales of assets                     4,803          9,577              -               -         14,380
-----------------------------------------------------------------------------------------------------------------------------
Net Cash Used in Investing Activities                   (19,493)       (23,463)             -               -        (42,956)
-----------------------------------------------------------------------------------------------------------------------------

Cash Flows from Financing Activities:
        Net borrowings under line of credit
          agreements                                     33,446         84,089              -               -        117,535
        Reduction of long-term debt                     (75,028)             -              -               -        (75,028)
        Reduction of convertible debt                   (17,208)             -              -               -        (17,208)
        Intercompany loan                               233,972       (217,590)       (16,382)              -              -
        Dividends paid                                  (13,793)             -              -               -        (13,793)
        Proceeds from dividend reinvestment plan          1,369              -              -               -          1,369
-----------------------------------------------------------------------------------------------------------------------------
Net Cash Provided by (Used in) Financing Activities     162,758       (133,501)       (16,382)              -         12,875
-----------------------------------------------------------------------------------------------------------------------------
Net (Decrease) Increase in Cash                          (8,533)        (2,119)           162               -        (10,490)
Cash and Cash Equivalents at Beginning of Year            9,015          9,157            313               -         18,485
-----------------------------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents at End of Year             $      482     $    7,038    $       475    $          -    $     7,995
-----------------------------------------------------------------------------------------------------------------------------

NOTE 8 - PENSION AND SAVINGS PLANS

The Company has a defined benefit pension plan covering substantially all of its full-time employees hired on or before February 1, 1992. Normal retirement age is 65. Pension benefits are based on salary and years of service. The Company's policy is to fund amounts as are necessary on an actuarial basis to provide assets sufficient to meet the benefits to be paid to plan members in accordance with the requirements of ERISA.

The actuarial computations are made using the "projected unit credit method." Variances between actual experience and assumptions for costs and returns on assets are amortized over the remaining service lives of employees under the plan.

As of December 31, 1996, the Company froze the accrued benefits under the plan and active participants became fully vested. The plan's trustee will continue to maintain and invest plan assets and will administer benefit payments.

The Company also has a Supplemental Executive Retirement Plan (SERP). This unfunded plan provides key employees designated by the Board of Directors with retirement and death benefits. Retirement benefits are based on salary and bonuses; death benefits are based on salary. Benefits paid to a participant under the defined pension plan are deducted from the benefits otherwise payable under the SERP.

Effective March 25, 2002, the Company modified the benefit formula of the SERP. These modifications resulted in a $2,101 change in benefit obligation in fiscal 2002.

In fiscal 2003, the Company anticipates an approximate settlement of $12,200 related to the SERP obligation for the Chairman and CEO. This obligation will result in an expense for settlement accounting under SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," of approximately $4,900 in fiscal 2003.

Pension expense includes the following:


                                                                  February 1,             February 2,             February 3,
Year ended                                                              2003                    2002                    2001
-----------------------------------------------------------------------------------------------------------------------------

Service cost                                                        $    587                $    328                 $   335
Interest cost                                                          2,934                   2,526                   2,443
Expected return on plan assets                                        (2,300)                 (2,162)                 (2,261)
Amortization of transition obligation                                    274                      60                      60
Amortization of prior service cost                                       297                      10                      10
Recognized actuarial loss                                              1,451                     992                     890
-----------------------------------------------------------------------------------------------------------------------------

Total Pension Expense                                               $  3,243                $  1,754                $  1,477
-----------------------------------------------------------------------------------------------------------------------------

Pension plan assets are stated at fair market value and are composed primarily of money market funds, stock index funds, fixed income investments with maturities of less than five years, and the Company's common stock.

The following table sets forth the reconciliation of the benefit obligation, fair value of plan assets and funded status of the Company's plans:

                                                                         February 1,            February 2,
Year ended                                                                     2003                   2002
--------------------------------------------------------------------------------------------------------------
Change in Benefit Obligation:

    Benefit obligation at beginning of year                                $ 37,098                $34,517
    Service cost                                                                587                    328
    Interest cost                                                             2,934                  2,526
    Plan amendments                                                           2,101                      -
    Actuarial loss                                                            5,202                  1,014
    Benefits paid                                                            (1,335)                (1,287)
---------------------------------------------------------------------------------------------------------------
Benefit Obligation at End of Year                                          $ 46,587                $37,098
---------------------------------------------------------------------------------------------------------------

Change in Plan Assets:

    Fair value of plan assets at beginning of year                         $ 27,314                $25,854
    Actual return on plan assets (net of expenses)                           (1,867)                 1,816
    Employer contributions                                                    6,975                    931
    Benefits paid                                                            (1,335)                (1,287)
---------------------------------------------------------------------------------------------------------------
Fair Value of Plan Assets at End of Year                                   $ 31,087                $27,314
---------------------------------------------------------------------------------------------------------------

Reconciliation of the Funded Status:

    Funded status                                                          $(15,500)               $(9,785)
    Unrecognized transition obligation                                        2,194                  2,468
    Unrecognized prior service cost                                           1,829                     26
    Unrecognized actuarial loss                                              11,857                  3,933
    Amount contributed after measurement date                                     5                    214
---------------------------------------------------------------------------------------------------------------
Net Amount Recognized at Year-End                                          $    385                $(3,144)
---------------------------------------------------------------------------------------------------------------

Amounts Recognized on Consolidated Balance Sheets
  Consist of:

    Prepaid benefit cost                                                   $  9,438                $ 3,960
    Accrued benefit liability                                               (13,318)                (8,144)
    Intangible asset                                                          4,023                  1,040
    Accumulated other comprehensive loss                                        242                      -
---------------------------------------------------------------------------------------------------------------
Net Amount Recognized at Year-End                                          $    385                $(3,144)
---------------------------------------------------------------------------------------------------------------

Weighted-Average Assumptions:
    Discount rate                                                             6.75%                  7.25%
    Expected return on plan assets                                            8.50%                  8.50%
---------------------------------------------------------------------------------------------------------------

The following table sets forth additional fiscal year-end information for the Company's SERP for which the accumulated benefit obligation is in excess of plan assets:

                                                                         February 1,          February. 2,
Year ended                                                                     2003                  2002
---------------------------------------------------------------------------------------------------------------

Projected benefit obligation                                                $15,752                $9,590
Accumulated benefit obligation                                               13,318                 8,144
Fair value of plan assets                                                         -                     -
---------------------------------------------------------------------------------------------------------------

The Company recorded an other comprehensive loss attributable to the change in the minimum pension liability of $242 ($151, net of tax) in fiscal 2002. The Company had no other comprehensive loss or income attributable to the change in the minimum pension liability in fiscal 2001 and 2000.

The Company has 401(k) savings plans which cover all full-time employees who are at least 21 years of age with one or more years of service. The Company contributes the lesser of 50% of the first 6% of a participant's contributions or 3% of the participant's compensation. The Company's savings plans' contribution expense was $4,417, $4,516 and $4,947 in fiscal 2002, 2001 and 2000, respectively.

NOTE 9 - EARNINGS PER SHARE

For fiscal 2002, 2001 and 2000, basic earnings per share are based on net earnings divided by the weighted average number of shares outstanding during the period. Diluted earnings per share assumes conversion of convertible senior notes, zero coupon convertible subordinated notes and the dilutive effects of stock options. Adjustments for the zero coupon convertible subordinated notes were antidilutive in fiscal 2001 and 2000, and therefore excluded from the computation of diluted EPS; the zero coupon convertible subordinated notes were retired as of the end of fiscal 2001 and will not effect future calculations. Options to purchase 4,588,670, 3,940,587 and 5,032,772 shares of common stock were outstanding at February 1, 2003, February 2, 2002 and February 3, 2001, respectively, but were not included in the computation of diluted EPS because the options' exercise prices were greater than the average market prices of the common shares on such dates.

The following schedule presents the calculation of basic and diluted earnings per share for net earnings (loss) from continuing operations:



                                                            February 1,          February 2,      February 3,
Year ended                                                        2003                 2002             2001
-------------------------------------------------------------------------------------------------------------

Earnings (Loss) from Continuing Operations:

Basic earnings (loss) from continuing operations
  available to common stockholders                             $42,992              $34,693         $(50,929)

Adjustment for interest on convertible
  senior notes, net of tax                                       2,807                    -                -
-------------------------------------------------------------------------------------------------------------
Diluted earnings (loss) from continuing operations
  available to common stockholders                             $45,799              $34,693         $(50,929)
-------------------------------------------------------------------------------------------------------------

Shares:

Basic average number of common shares
  outstanding                                                   51,517               51,348           51,088

Common shares assumed issued upon conversion
  of convertible senior notes                                    4,729                    -                -

Common shares assumed issued upon exercise
  of dilutive stock options                                        953                  687                -
-------------------------------------------------------------------------------------------------------------
Diluted average number of common shares
  outstanding assuming conversion                               57,199               52,035           51,088
-------------------------------------------------------------------------------------------------------------

Per Share:

Basic earnings (loss) from continuing
  operations per share                                         $   .83              $   .68         $  (1.00)

Diluted earnings (loss) from continuing
  operations per share                                         $   .80              $   .67         $  (1.00)
-------------------------------------------------------------------------------------------------------------

NOTE 10 - STOCK OPTION PLANS

Options to purchase the Company's common stock have been granted to key employees and members of the Board of Directors. The option prices are at least 100% of the fair market value of the common stock on the grant date.

On May 21, 1990, the stockholders approved the 1990 Stock Incentive Plan which authorized the issuance of restricted stock and/or options to purchase up to 1,000,000 shares of the Company's common stock. Additional shares in the amounts of 2,000,000, 1,500,000 and 1,500,000 were authorized by stockholders on June 4, 1997, May 31, 1995 and June 1, 1993, respectively. In April 2001, the Board of Directors amended the 1990 Stock Incentive Plan to extend the expiration date for the grant of non-qualified stock options and restricted stock thereunder to directors, officers and employees until March 31, 2005. Under this plan, both incentive and nonqualified stock options may be granted to eligible participants. Incentive stock options are fully exercisable on the second or third anniversary of the grant date or become exercisable over a four-year period with one-fifth exercisable on the grant date and one-fifth on each anniversary date for the four years following the grant date. Nonqualified options are fully exercisable on the third anniversary of their grant date or become exercisable over a four-year period with one-fifth exercisable on the grant date and one-fifth on each anniversary date for the four years following the grant date. Options cannot be exercised more than ten years after the grant date. As of February 1, 2003, there are 200,354 shares remaining available for grant.

On June 2, 1999, the stockholders approved the 1999 Stock Incentive Plan which authorized the issuance of restricted stock and/or options to purchase up to 2,000,000 shares of the Company's common stock. Additional shares in the amount of 2,500,000 were authorized by stockholders on May 29, 2002. Under this plan, both incentive and nonqualified stock options may be granted to eligible participants. The incentive stock options and nonqualified stock options are fully exercisable on the third anniversary of the grant date or become exercisable over a four-year period with one-fifth exercisable on the grant date and one-fifth on each anniversary date for the four years following the grant date. Options cannot be exercised more than ten years after the grant date. As of February 1, 2003, there are 2,189,750 shares remaining available for grant.


                             Equity               Equity
                             compensation         compensation
                             plans approved       plans not approved
                             by shareholders      by shareholders          Total
--------------------------------------------------------------------------------------
Number of securities to
  be issued upon exercise
  of outstanding options       6,898,170                 -                  6,898,170

Weighted average exercise
  price of outstanding
  options                    $    16.57           $      -                $     16.57

Number of securities
  remaining available for
  future issuance under
  equity compensation plans
  (excluding securities
    reflected in top row)      2,390,104                 -                  2,390,104
--------------------------------------------------------------------------------------


Stock option transactions for the Company's stock option plans are summarized as follows:


                                                       Fiscal 2002                  Fiscal 2001                 Fiscal 2000
                                          ------------------------      -----------------------        --------------------
                                                          Weighted                     Weighted                    Weighted
                                                           Average                      Average                     Average
                                                          Exercise                     Exercise                    Exercise
                                              Shares         Price         Shares         Price         Shares        Price
---------------------------------------------------------------------------------------------------------------------------
Outstanding - beginning of year            6,316,787        $16.48      5,039,772        $19.63      5,413,622       $22.05
Granted                                    1,213,300         16.27      1,757,000          6.75      1,160,450         6.34
Exercised                                   (108,880)         8.10        (19,400)         8.77              -            -
Cancelled                                   (523,037)        16.45       (460,585)        14.26     (1,534,300)       18.10

Outstanding - end of year                  6,898,170         16.57      6,316,787         16.48      5,039,772        19.63

Options exercisable at year end            4,148,570         20.54      3,422,187         22.29      2,501,678        24.93

Weighted average estimated fair value
   of options granted                                         7.20                         2.85                        2.54
---------------------------------------------------------------------------------------------------------------------------


The following table summarizes information about stock options outstanding at February 1, 2003:


                                                        Options Outstanding                      Options Exercisable
                                       -------------------------------------------------    -------------------------------
                                                              Weighted
                                                               Average          Weighted                           Weighted
                                               Number        Remaining           Average           Number           Average
Range of                                  Outstanding      Contractual          Exercise      Exercisable          Exercise
Exercise Prices                       at Feb. 1, 2003             Life             Price  at Feb. 1, 2003             Price
---------------------------------------------------------------------------------------------------------------------------

$ 5.31 to $13.00                            2,186,100          8 years            $ 6.51          595,400            $ 6.62
$13.01 to $21.00                            2,428,850          8 years             15.91        1,269,950             15.58
$21.01 to $29.00                            1,300,617          4 years             23.36        1,300,617             23.36
$29.01 to $37.38                              982,603          3 years             31.63          982,603             31.63
---------------------------------------------------------------------------------------------------------------------------
$ 5.31 to $37.38                            6,898,170                                           4,148,570
---------------------------------------------------------------------------------------------------------------------------

NOTE 11 - INCOME TAXES

The provision for income taxes includes the following:



                                                                        February 1,              February 2,           February 3,
Year ended                                                                    2003                     2002                  2001
----------------------------------------------------------------------------------------------------------------------------------
Current:
   Federal                                                                $ 24,502                 $ 11,985             $  (5,101)
   State                                                                     1,903                      236                   352

Deferred:
   Federal                                                                  (1,189)                   6,561               (22,706)
   State                                                                        35                      731                (1,792)
----------------------------------------------------------------------------------------------------------------------------------
                                                                          $ 25,251                 $ 19,513             $ (29,247)
----------------------------------------------------------------------------------------------------------------------------------

A reconciliation of the statutory federal income tax rate to the effective rate of the provision for income taxes follows:


                                                                        February 1,              February 2,           February 3,
Year ended                                                                    2003                     2002                  2001
-----------------------------------------------------------------------------------------------------------------------------------
Statutory tax rate                                                            35.0%                    35.0%                 35.0%
State income taxes,
   net of federal
   tax benefits                                                                1.9                      1.2                   1.2
Job credits                                                                   (0.3)                    (0.3)                  0.3
Other, net                                                                     0.4                      0.1                     -
-----------------------------------------------------------------------------------------------------------------------------------
                                                                              37.0%                    36.0%                 36.5%
-----------------------------------------------------------------------------------------------------------------------------------


Items that gave rise to significant portions of the deferred tax accounts are as follows:

                                                                        February 1,              February 2,
                                                                              2003                     2002
-----------------------------------------------------------------------------------------------------------------------------------
Deferred Tax Assets:
   Inventories                                                            $  4,456                 $  3,841
   Employee compensation                                                     7,209                    4,990
   Store closing reserves                                                      750                      375
   Legal                                                                     2,270                    2,438
   Real estate tax                                                          (2,188)                  (2,188)
   Insurance                                                                 6,128                    4,621
   Benefit accruals                                                         (5,860)                  (5,693)
   State tax credit                                                            419                        -
   Valuation allowance                                                        (419)                       -
   Other                                                                       958                      919
-----------------------------------------------------------------------------------------------------------------------------------
                                                                          $ 13,723                 $  9,303
-----------------------------------------------------------------------------------------------------------------------------------
Deferred Tax Liabilities:
   Depreciation                                                           $ 72,944                 $ 69,093
   State taxes                                                              (3,046)                  (2,643)
   Accrued leases                                                           (9,435)                  (8,955)
   Other                                                                       200                       15
-----------------------------------------------------------------------------------------------------------------------------------
                                                                          $ 60,663                 $ 57,510
-----------------------------------------------------------------------------------------------------------------------------------
Net Deferred Tax Liability                                                $ 46,940                 $ 48,207
-----------------------------------------------------------------------------------------------------------------------------------


NOTE 12 - CONTINGENCIES

The Company's California subsidiary is a defendant in a consolidated action entitled "Dubrow et al vs. The Pep Boys - Manny Moe & Jack" that is currently pending in the California Superior Court in Orange County. The two consolidated actions were originally filed on March 29, 2000 and July 25, 2000.
Plaintiffs are former and current store management employees who claim that they were improperly classified as exempt from the overtime provisions of California law and seek to be compensated for all overtime hours worked. Plaintiffs filed a Motion to certify the case as a class action to represent all persons employed in California as salaried store managers, assistant store managers, service managers and assistant service managers since March 29, 1996. Plaintiffs' Motion to certify the case as a class action was previously granted by the trial court. The Company's appeals of that decision through the California Supreme Court were unsuccessful.

An action entitled "Tomas Diaz Rodriguez; Energy Tech Corporation v. Pep Boys Corporation; Manny, Moe & Jack Corp. Puerto Rico, Inc. d/b/a Pep Boys" was previously instituted against the Company in the Court of First Instance of Puerto Rico, Bayamon Superior Division on March 15, 2002. The action was subsequently removed to, and is currently pending in, the United States District Court for the District of Puerto Rico. Plaintiffs are distributors of a product that claims to improve gas mileage. The plaintiffs allege that the Company entered into an agreement with them to act as the exclusive retailer of the product in Puerto Rico that was breached when the Company determined to stop selling the product. The Company became aware of a Federal Trade Commission investigation regarding the accuracy of advertising claims concerning the product's effectiveness. The plaintiffs further allege that they were negotiating with the manufacturer of the product to obtain the exclusive distribution rights throughout the United States and that those negotiations failed. Plaintiffs are seeking damages including payment for the product that they allege Pep Boys ordered and expenses and loss of sales in Puerto Rico and the United States resulting from the alleged breach. The Company believes that the claims are without merit and continues to vigorously defend this action.

The Company is also party to various other lawsuits and claims, including purported class actions, arising in the normal course of business. In the opinion of management, these lawsuits and claims, are not, singularly or in the aggregate, material to the Company's financial position or results of operations.

See Note 15 to the consolidated financial statements for information regarding subsequent events related to contingencies.

NOTE 13 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair values of the Company's financial instruments are as follows:

                                                        February 1, 2003                            February 2, 2002
                                                   ------------------------                     -----------------------
                                                 Carrying           Estimated                 Carrying          Estimated
                                                   Amount          Fair Value                   Amount         Fair Value
--------------------------------------------------------------------------------------------------------------------------
Assets:
   Cash and cash equivalents                    $  42,770           $  42,770                $  15,981          $  15,981
   Accounts receivable                             17,916              17,916                   18,052             18,052
Liabilities:
   Accounts payable                               200,053             200,053                  216,085            216,085
   Long-term debt including
    current maturities                            477,459             462,609                  669,033            635,080
   Senior convertible notes                       150,000             133,125                        -                  -
--------------------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE

The carrying amounts approximate fair value because of the short maturity of these items.

LONG-TERM DEBT INCLUDING CURRENT MATURITIES AND SENIOR CONVERTIBLE SUBORDINATED NOTES

Interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities are used to estimate fair value for debt issues that are not quoted on an exchange.

The fair value estimates presented herein are based on pertinent information available to management as of February 1, 2003 and February 2, 2002. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since those dates, and current estimates of fair value may differ significantly from amounts presented herein.

NOTE 14 - SUBSEQUENT EVENT - SHARE REPURCHASE PROGRAM

On March 26, 2003, the Company announced that its Board of Directors authorized a share repurchase program for the purchase of up to $25,000 of its outstanding common stock. Share repurchases may be made from time to time in the open market or in privately negotiated transactions.

NOTE 15 - SUBSEQUENT EVENTS - RESTRUCTURING, DEBT AND FINANCING ARRANGEMENTS, AND CONTINGENCIES

Restructuring

Building upon the Profit Enhancement Plan launched in October 2000, the
Company conducted a comprehensive review of its operations including individual store performance, the entire management infrastructure and its merchandise and service offerings. On July 31, 2003, the Company announced several initiatives aimed at realigning its business and continuing to improve upon the Company's profitability. The Company expects these actions, including the disposal and sublease of the properties, to be substantially completed by the end of the second quarter 2004 and estimates the costs, including future costs that were not accrued, to be approximately $70,100.
The Company is accounting for these initiatives in accordance with the provisions of SFAS No. 146 "Accounting for Costs Associated with Exit or Disposal Activities" and SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets". These initiatives included:

Closure of 33 under-performing stores on July 31, 2003

The charges related to these closures, which were recorded in the second quarter of 2003, included a $33,887 write down of fixed assets, $1,122 in long-term lease and other related obligations, net of subleases, and $980 in workforce reduction costs.

Discontinuation of certain merchandise offerings

In the second quarter of 2003, the Company recorded a $24,580 write-down of inventory as a result of a decision to discontinue certain merchandising offerings.

Corporate realignment

The charges related to this realignment, which were recorded in the second quarter of 2003, included $3,070 in workforce reduction costs, $2,543 of expenses incurred in the development of the restructuring plan, a $536 write-down of certain assets and $467 in costs related to two warehouse lease terminations.

Discontinued Operations

In accordance with SFAS 144, the Company's discontinued operations reflect the operating results for the 33 stores closed on July 31, 2003 as part of the Company's corporate restructuring. The results for fiscal years 2002, 2001 and 2000 have been reclassified to show the results of operations for the 33 closed stores as discontinued operations. Below is a summary of these results:



                                          February 1,     February 2,     February 3,
Year ended                                      2003            2002            2001
                                          -----------    ------------    ------------
                                             Amount         Amount            Amount
-------------------------------------------------------------------------------------
Total Revenues                             $ 74,711       $ 73,865          $ 83,189

Total Gross Profit                           17,565         17,151            17,575

Selling, General and Administrative
 Expenses                                    16,283         16,148            17,835

Earnings (Loss) from Discontinued
 Operations Before Income Taxes               1,282          1,003              (260)

Net Earnings (Loss) from Discontinued
 Operations, Net of Tax                    $    808       $    642          $   (165)
-------------------------------------------------------------------------------------

In addition, property, plant and equipment-net associated with the 33 stores of $57,551 and $58,644 as of February 1, 2003 and February 2, 2002, respectively, has been reclassified to Assets from discontinued operations on the consolidated balance sheets.

Debt and Financing Arrangements

On August 1, 2003, the Company extended its revolving line of credit, which was set to expire September 22, 2004, to August 1, 2008. Thereafter, it automatically renews for annual periods, unless terminated by either party on 60 days notice prior to the applicable termination date. The line of credit provides up to $226,000 of borrowing availability, subject to certain required reserves, and is collateralized by inventory and accounts receivable. Funds may be drawn and repaid anytime prior to August 1, 2008. The loans bear interest at a rate equal to the LIBOR plus 2.00%, subject to 0.25% incremental increases as excess availability under the line of credit falls below $50,000. The line of credit is subject to financial covenants.

On August 1, 2003, the Company refinanced $132,000 operating leases. These leases, which expire on August 1, 2008, have lease payments with an effective rate of LIBOR plus 2.06%. The Company has evaluated this transaction in accordance with FIN 46 and has determined that it is not required to consolidate the leasing entity. The leases include a residual value guarantee with a maximum value of approximately $105,000. The Company expects the fair market value of the leased real estate to substantially reduce or eliminate the Company's payment under the residual guarantee at the end of the lease term.

In accordance with FIN 45, in the second quarter of 2003, the Company has recorded a $4,987 liability for the fair value of the guarantee related to this operating lease.

Interest Rate Swap Agreement

On June 3, 2003, the Company entered into an interest rate swap for a notional amount of $130,000. The Company has designated the swap as a cash flow hedge of the Company's real estate operating lease payments. The interest rate swap converts the variable LIBOR portion of these lease payments to a fixed rate of 2.90% and terminates on July 1, 2008. If the critical terms of the interest rate swap or the hedge item do not change, the interest rate swap will be considered to be highly effective with all changes in fair value included in other comprehensive income.

Contingencies

In the consolidated action entitled "Dubrow et al vs. The Pep Boys - Manny Moe & Jack" that is currently pending in the California Superior Court in Orange County, the parties reached an agreement in the second quarter of 2003, subject to the court's approval, to submit this matter to binding arbitration. Based on these developments, the Company increased its reserve in fiscal 2003 to an amount sufficient to satisfy the maximum liability that may be imposed on the Company by the arbitrator under the terms of the agreement.


QUARTERLY FINANCIAL DATA (UNAUDITED)                               The Pep Boys - Manny, Moe & Jack and Subsidiaries
(dollar amounts in thousands, except per share amounts)

-----------------------------------------------------------------------------------------------------------------------------------
                                                                       Net Earnings(Loss)      Net
                                              Net Earnings               Per Share from      Earnings
                                              (Loss) from       Net       Continuing         (Loss)         Cash      Market Price
Year Ended        Total    Gross   Operating   Continuing     Earnings    Operations        Per Share     Dividends     Per Share
Feb. 1, 2003    Revenues   Profit    Profit    Operations     (Loss)    Basic   Diluted   Basic  Diluted  Per Share   High     Low
-----------------------------------------------------------------------------------------------------------------------------------

1st Quarter     $539,654  $157,097  $31,406    $ 13,095      $13,565   $ .25   $  .25    $ .26   $  .26  $.0675     $19.38   $13.55
2nd Quarter      565,632   166,574   37,526      16,104       16,554     .31      .29      .32      .30   .0675      19.04    10.75
3rd Quarter      526,299   158,758   35,068      15,419       15,515     .30      .28      .30      .28   .0675      15.23     8.75
4th Quarter      466,192   134,117    8,383      (1,626)      (1,834)   (.03)    (.03)    (.04)    (.04)  .0675      12.64    10.06
-----------------------------------------------------------------------------------------------------------------------------------

Year Ended
Feb. 2, 2002
-----------------------------------------------------------------------------------------------------------------------------------
1st Quarter     $532,942  $151,226  $26,652    $  8,739      $ 9,108   $ .17   $  .17    $ .18   $  .18  $.0675     $ 7.00   $ 4.40
2nd Quarter      553,809   159,724   31,841      12,314       12,519     .24      .24      .24      .24   .0675      13.97     5.35
3rd Quarter      532,728   151,549   27,144       9,721       10,022     .19      .19      .19      .19   .0675      13.70     8.80
4th Quarter      491,216   138,591   17,655       3,919        3,686     .08      .07      .07      .07   .0675      18.48    11.88
-----------------------------------------------------------------------------------------------------------------------------------

The preceding table has been reclassified to reflect the presentation required for discontinued operations. See Note 15 "Subsequent Events - Discontinued Operations" for details. Under the Company's present accounting system, actual gross profit from merchandise sales can be determined only at the time of physical inventory, which is taken at the end of the fiscal year. Gross profit from merchandise sales for the first, second and third quarters is estimated by the Company based upon recent historical gross profit experience and other appropriate factors. Any variation between estimated and actual gross profit from merchandise sales for the first three quarters is reflected in the fourth quarter's results.